Exhibit 4.1

WESTPAC BANKING CORPORATION

ABN 33 007 457 141

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Indenture Trustee

INDENTURE

Dated as of         , 2011

MEDIUM-TERM NOTES

Reconciliation and tie between

Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)

and this Indenture

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

Section 310(a)	7.11

(b)	7.11

Section 311(a)	7.08

Section 312(a)	3.11

(b)	3.11

(c)	3.11

Section 313(a)	3.11

(b)	3.11

(c)	3.11

(d)	3.11

Section 314(a)	3.08

(c)	3.08

(e)	1.03, 3.08

Section 315(c)	7.01

Section 316(a)(1)(A)	6.02, 6.12

(a)(1)(B)	6.13

(b)	6.08

(c)	1.04

Section 317(a)(1)	6.03

(a)(2)	6.04

(b)	3.02

i

Section 318(a)	1.16

(c)	1.16

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that certain provisions of Sections 310 to and including 317 are a part of and govern every qualified indenture, whether or not physically contained herein.

v

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01	Company’s Option to Effect Defeasance or Covenant Defeasance	85
Section 12.02	Defeasance and Discharge	86
Section 12.03	Covenant Defeasance	86
Section 12.04	Conditions to Defeasance or Covenant Defeasance	87
Section 12.05	Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions	88
Section 12.06	Reinstatement	89
Section 12.07	Qualifying Trustee	89

Exhibit A	Form of Global Master Note
Exhibit B	Form of Incumbency Certificate

THIS INDENTURE, dated as of     , 2011, is entered into between Westpac Banking Corporation (ABN 33 007 457 141) (the “Company”) and Wells Fargo Bank, National Association, as Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent (each as defined herein).

W I T N E S S E T H :

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes;

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company and the other parties to this Indenture, enforceable in accordance with its terms, have been done, and the Company proposes to do all things necessary to make the Notes, when executed and authenticated and delivered pursuant hereto, valid and legally binding obligations of the Company as hereinafter provided; and

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party hereby agrees as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01  Definitions.  For all purposes of this Indenture, of all indentures supplemental hereto and of all Notes issued hereunder or thereunder, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Indenture have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(b)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with A-IFRS;

(c)           the word “including” shall be construed to be followed by the words “without limitation;”

(d)           Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(e)           the words “hereby,” “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision; and

(f)            References herein to Articles, Sections, Exhibits and Schedules shall, unless otherwise specified, refer respectively to Articles, Sections, Exhibits and Schedules of this Indenture, unless otherwise expressly provided.

“Act,” with respect to any Holder, has the meaning set forth in Section 1.04.

“Additional Amounts” has the meaning specified in Section 3.13.

“ADI” means an “authorized deposit-taking institution” as defined for the purposes of the Australian Banking Act.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person and, in the case of an individual, any spouse or other member of that individual’s immediate family.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agent” means any of the Registrar, Transfer Agent, Paying Agent or Calculation Agent.

“A-IFRS” means the Australian Equivalents to International Financial Reporting Standards, consistently applied and as are generally accepted at the date of computation.

“APRA” means the Australian Prudential Regulation Authority, or any successor to its powers and responsibilities.

“Australian Banking Act” means the Banking Act 1959 of Australia, as amended.

“Australian Tax Act” means the Income Tax Assessment Act 1936 of Australia.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a business day in the place of publication, whether or not published on days that are not business days in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place.  Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and, in each case, on any day that is a business day in the place of publication.

“Authorized Officer” means any Executive Director; the Chief Financial Officer; the Deputy Chief Financial Officer; the Group Treasurer; the Deputy Group Treasurer;

the Head of Global Funding; the Head of Capital Management; the Head of Portfolio Risk Management; the Senior Manager Global Funding; any Senior Manager Funding & Liquidity; any Senior Dealer, Group Treasury; any Dealer, Group Treasury; or any Vice President or any additional officers of the Company as may be designated from time to time as set forth in a certificate of any of the above officers.

“Banking Day” means a day (other than a Saturday or Sunday) on which commercial banks are generally open for business in the place where the specified office of the Paying Agent or, as the case may be, the Registrar, is located.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Business Day” means, for any Note, unless otherwise specified in the applicable Supplement, a day that meets all the following applicable requirements:

(i)            for all notes, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close;

(ii)           if the note is a LIBOR Note, is also a London Business Day;

(iii)          if the note has a Specified Currency other than U.S. Dollars or euros, is also a day on which banking institutions in the Principal Financial Center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close;

(iv)          if the note is a EURIBOR Note or has a Specified Currency of euros, or is a LIBOR Note for which the Designated LIBOR Currency is euros, is also a Euro Business Day; and

solely with respect to any payment or other action to be made or taken at any place of payment designated by the Company outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such place of payment generally are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means, in relation to each series of Notes, the institution appointed as calculation agent for the purposes of such Notes and, if other than the Paying Agent, the institution named as such in the applicable Supplement.

“Clearing System” means DTC and any other Clearing System specified in the Supplement.

“Commission” means the Securities and Exchange Commission or any successor body performing such duties of the Commission.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, “Company” shall mean such successor Person.

“Company Order” means any request, order or confirmation of the Company signed by an Authorized Officer.

“Corporate Trust Office” means the office of the Indenture Trustee at which the corporate trust business of the Indenture Trustee shall, at any particular time, be principally administered, which office at the date of this Indenture is located as indicated in Section 1.05.

“Covenant Defeasance” has the meaning specified in Section 12.03.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.12.

“Defeasance” has the meaning specified in Section 12.02.

“Definitive Note” means a Note in certificated and registered form that is not registered in the name of a Depositary or its nominee.

“Depositary” means the Person designated as Depositary by the Company pursuant to this Indenture, which Person, if required by any applicable law, regulation or exchange requirement, must be a clearing agency registered under the Securities Exchange Act and, if so provided with respect to any Note, any successor to such Person.  Initially, the “Depositary” shall be DTC.

“Designated LIBOR Currency” means the currency specified in the applicable Note as to which LIBOR shall be calculated or, if no currency is specified in the applicable Note, U.S. Dollars.

“Discount Note” means any Note that has an issue price that is less than 100% of the principal amount thereof by more than a percentage equal to the product of 0.25% and the number of full years to the Stated Maturity Date.

“Dollars,” “$,” “U.S. $” and “U.S. Dollars” mean such coin or currency of the United States as at the time shall be legal tender for the payment of public or private debts.

“DTC” means The Depository Trust Company, and its successors and assigns.

“EURIBOR” has the meaning set forth in the Notes.

“EURIBOR NOTE” means Notes that bear interest based on EURIBOR.

“Euro,” “euro” and “euros” mean the lawful currency of the member states of the European Union that have adopted or adopt the single currency in accordance with the Treaty establishing the European Community, as amended.

“Euro Business Day” means any day on which the TARGET System is open for business.

“Event of Default” has the meaning set forth in Section 6.01.

“Foreign Currency Notes” means Notes denominated in a Specified Currency other than U.S. Dollars.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Global Master Note” means a Global Note in the form attached hereto as Exhibit A.

“Global Note” means a Note issued in book-entry and registered form, including a Global Master Note in the form attached hereto as Exhibit A.

“Government Obligations” means, (i) with respect to the Notes of any series denominated in U.S. Dollars, securities which are (A) direct obligations of the United States of America or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt; and (ii) with respect to Foreign Currency Notes, non-callable (A) direct obligations of the government that issued such foreign currency for the payment of which obligations its full faith and credit is pledged or (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such government.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this instrument as originally executed or as it may be amended or supplemented from time to time, and shall include the terms of the Notes established as contemplated by Section 2.02 hereunder.

“Indenture Trustee” means Wells Fargo Bank, National Association and, subject to the provisions of Article 7 hereof, shall also include its successors and assigns as Indenture Trustee hereunder and, if at any time there is more than one such Person, “Indenture Trustee” as used with respect to the Notes of any series shall mean the Indenture Trustee with respect to the Notes of that series.

“Interest Payment Date” means, with respect to any Note, the Stated Maturity Date of an installment of interest on such Note.

“Investment Company Act” means the Investment Company Act of 1940, as amended, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Issuance Date” means, with respect to any Note, the date of original issuance of such Note.

“Issuance Order” means a Company Order specifying the terms and conditions applicable to a particular series of Notes, executed by the Company and acknowledged by the Indenture Trustee on or prior to the Issuance Date of such series of Notes.

“Judgment Currency” has the meaning specified in Section 3.16.

“LIBOR” has the meaning set forth in the Notes.

“LIBOR Notes” means Notes that bear interest based on LIBOR.

“London Business Day” means any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market.

“Maturity Date” means, with respect to any Note, the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity Date thereof or by declaration of acceleration or otherwise; provided that the Maturity Date of any Note shall not exceed thirty (30) years after the Issuance Date of such Note, unless otherwise specified in the applicable Supplement.

“Nonrecourse Parties” has the meaning set forth in Section 9.01.

“Note” means any note designated in this Indenture and authenticated and delivered hereunder, which is in registered form and may be represented by a Global Note, or a Definitive Note, which shall be in a form substantially similar to the Global Note with such appropriate modifications, revisions and additions as agreed between the Company and the Indenture Trustee; provided, that where this Indenture provides for a Note to be executed or delivered by the Company, such execution or delivery will be deemed to occur in respect of a Supplemental Obligation upon the execution and delivery of an Issuance Order; provided further, that where this Indenture provides for a Note to be executed, authenticated or delivered by the Indenture Trustee, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making by the Indenture Trustee of the notation required by the related Issuance Order on Schedule A to the Global Master Note; and provided further, that where this Indenture provides for a Note to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Schedule A.

“Notice of Default” has the meaning set forth in Section 6.01.

“Office or Agency” means with respect to the Notes, an office or agency of the Company, the Indenture Trustee, the Paying Agent or the Registrar, as the case may be, maintained or designated as the Place of Payment for such Notes pursuant to Section 3.03 or any other office or agency of the Company, Indenture Trustee, Paying Agent or Registrar, as the case may be, maintained or designated for such Notes pursuant to Section 3.03.

“Officer’s Certificate” means a certificate signed by an Authorized Officer.  The officer signing an Officer’s Certificate given pursuant to Section 3.08 shall be the principal executive, financial or accounting officer of the Company.

“Offshore Associate” means an associate of the Company that is either a non-Australian resident that does not acquire the Notes in carrying on a business at or through a permanent establishment in Australia, or an Australian resident that acquires the Notes in carrying on a business at or through a permanent establishment outside Australia.  The term “associate” for purposes of Section 128F of the Australian Tax Act includes:  (1) a person or entity which holds a majority of the voting shares of, or otherwise controls, the Company; (2) an entity in which a majority of the voting shares are held by, or which is otherwise controlled by, the Company; (3) a trustee of a trust where the Company is capable of benefiting (whether directly or indirectly) under that trust; and (4) a person or entity who is an “associate” of another person or company which is an “associate” of the Company under any of the foregoing.

“Opinion of Counsel” means a written opinion addressed to the Indenture Trustee (among other addressees) by legal counsel, who may be internal or external legal counsel to the Company or other counsel and who shall be reasonably satisfactory to the Indenture Trustee.

“Outstanding” means, with respect to Notes of a series, as of any date of determination, all Notes of such series theretofore authenticated and delivered under this Indenture, except:

(i)            Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(ii)           Notes or portions thereof for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

(iii)          Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

(iv)          Notes which the Company has fully defeased as provided in Section 12.02 hereof;

(v)           Notes alleged to have been destroyed, lost, stolen or mutilated and surrendered to the Indenture Trustee for which either replacement Notes have been issued or payment has been made as provided for in Section 2.11 unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course; and

(vi)          Notes represented by Global Notes to the extent that they shall have been duly exchanged for Definitive Notes pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

provided further, however, that in determining whether the Holders of the requisite percentage of the principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date, (A) the principal amount of a Discount Note which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date pursuant to Section 6.02, and (B) Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee is entitled so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

“Paying Agent” means, unless otherwise specified herein or in a supplemental indenture hereto, the Indenture Trustee, in its capacity as paying agent under this Indenture or its successors or assigns.

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, limited liability company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust, statutory trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

“Place of Payment” means the place where the principal of, premium, if any, and interest on the Notes of any series are payable which, unless otherwise specified herein, shall be the address specified in Section 1.05 for the Indenture Trustee.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.11 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying prospectus or any other Supplement, in each case if and to the extent applicable.

“Principal Financial Center” means, as applicable, (i) the capital city of the country issuing the Specified Currency set forth in the applicable Supplement (which in the case of those countries whose currencies were replaced by the euro, will be Brussels, Belgium) or (ii) the capital city of the country to which the Specified Currency, if applicable, relates, except, in each case, with respect to U.S. Dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, London (solely in the case of the relevant Designated LIBOR Currency), Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.

“Program” means, collectively, the Company’s program pursuant to which unsecured senior notes will be issued as medium term notes.

“Redemption Price” means the price at which any Notes are to be redeemed pursuant to Section 2.04, as set forth in the applicable Supplement or the Notes.

“Register” has the meaning set forth in Section 2.09.

“Registrar” means, unless otherwise specified in this Indenture, the Indenture Trustee, in its capacity as registrar under this Indenture, or its successors or assigns.

“Registration Statement” means (a) a registration statement on Form F-3 or other appropriate form, including any prospectus or Supplement and the exhibits included therein, any post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration under the Securities Act of the Notes, (b) any preliminary prospectus or Supplement thereto relating to the Notes required to be filed pursuant to the Securities Act and any documents or filings incorporated therein by reference, and (c) a registration statement and such other documents, forms or filings as may be required by the Securities Act or the Trust Indenture Act, or other securities laws in each case relating to the Notes.

“Regular Record Date,” for the interest payable on any Interest Payment Date on the Notes of any series, means the 15th calendar day before that Interest Payment Date, unless otherwise specified in the applicable Supplement. These record dates will apply regardless of whether a particular record date is a Business Day. For the purpose of determining the Holder at the close of business on a Regular Record Date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

“Responsible Officer” means, with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and also, any other officer having direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Special Record Date” means a date fixed by the Indenture Trustee pursuant to Section 2.12 for the payment of any Defaulted Interest on any Note.

“Specified Currency” means the currency, composite currency, basket of currencies or currency unit or units for which amounts that become due and payable on a Note in cash will be payable as specified in the applicable Supplement.

“Stated Maturity Date” means, with respect to any Note or any installment of interest thereon, the date specified in such Note, as the fixed date on which the principal of such Note or such installment of interest is due and payable.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the same time directly or indirectly owned by the Company.

“Supplement” means the Pricing Supplement or any prospectus supplement which is prepared by, or on behalf of, the Company in connection with the issuance by the Company of any Notes, as such Supplement may be amended, modified, supplemented, restated and/or replaced from time to time.

“Supplemental Obligation” means the obligations of the Company, as described in a Pricing Supplement and represented by a Global Master Note, constituting a single “series” (or any part thereof), as such term is used in this Indenture. “Supplemental Obligations” refers to one or more series of such obligations. All references in the Indenture to the “Notes of any series,” the “Notes of the relevant series,” the “Notes of such series,” the “Notes” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

“Survivor’s Option” has the meaning set forth in the Notes of a series.

“TARGET Settlement Day” means a day on which the TARGET System is open.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system.

“Taxes” has the meaning specified in Section 3.13.

“Transfer Agent” means, unless otherwise specified in this Indenture, the Indenture Trustee, in its capacity as transfer agent under this Indenture or its successors or assigns.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as it may be amended or supplemented from time to time, and any successor statute thereto, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

“Trustee” has the meaning specified in Section 12.05.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S.A. Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Winding Up” has the meaning specified in Section 6.01.

Section 1.02  Compliance Certificates and Opinions.  Upon any application or request by the Company to the Indenture Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Indenture Trustee, in compliance with Section 314(c) of the Trust Indenture Act, an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Section 1.03  Form of Documents Delivered to Indenture Trustee.

(a)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)           Any certificate or opinion of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous.  Any such certificate or opinion or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such counsel believes that such counsel may reasonably rely upon the opinion of such other counsel.  Any certificate or opinion of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless the Company knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which its certificate, statement or opinion is based are erroneous.

(c)           Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)           Wherever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Company shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to limit the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.01.

(e)           Every certificate (other than the Officer’s Certificate required by Section 3.08(a)) or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall substantially include:

(i)            a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04  Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by any Holder may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holder in person or by one or more agents duly appointed in writing.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may, alternatively, be embodied in and evidenced by the record of Holders of Notes voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Notes duly called and held in accordance with the provisions of Article 10, or a combination of such instruments and any such record.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Indenture Trustee.  Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any meeting.  Proof of execution of any such instrument or of writing appointing any such agent, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Indenture Trustee, and the Company, if made in the manner provided in this Section 1.04.  The record of any meeting of Holders of Notes shall be proved in the manner provided in Section 10.06.  Without limiting the generality of this Section 1.04, unless otherwise provided herein, a Clearing System that is or whose nominee is a Holder of a Global Note may allow its account Holders who have beneficial interests in such Global Note credited to accounts with such Clearing System to direct such Clearing System in taking such action through such Clearing System’s standing instructions and customary practices.  The Clearing System shall report only one result of its solicitation of proxies to the Indenture Trustee.

(b)           Subject to Section 7.01, the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be proved in any other manner that the Indenture Trustee deems sufficient.

(c)           The ownership, principal amount and serial numbers of Notes held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           Except as provided in subsection (f) below, if the Company shall solicit from the Holders of Notes any Act referred to in Section 1.04(a), the Company may, at its option, fix in advance a record date for the determination of Holders entitled to vote or consent in connection with any such Act, but the Company shall have no obligation to do so.  If such record date is fixed, such Act may be given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Act by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.  In addition, for purposes of Holder determinations under this Section 1.04(e), record dates for any book-entry note may be set in accordance with procedures established by the Depositary from time to time.  Nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company shall cause notice of such record date and the proposed action by Holders to be given to the Indenture Trustee in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

(f)            The Indenture Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (i) any notice delivered pursuant to Section 6.01(c), (ii) any declaration of acceleration referred to in Section 6.02, (iii) any request to institute proceedings referred to in Section 6.07(b), or (iv) any direction referred to in Section 6.12.  If such a record date is fixed pursuant to this paragraph, the relevant action may be taken or given after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such action, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such action by Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.  Nothing in this paragraph shall be construed to prevent the Indenture Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Indenture Trustee shall cause notice of such record date and the proposed action by Holders to be given to the Company in writing and to each Holder of the Notes in the manner set forth in Section 1.06.

Section 1.05  Notices.  Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee, the Registrar, the Transfer Agent, the Paying Agent, the Calculation Agent and the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (including facsimile) and mailed, first-class mail or overnight courier, in each case postage prepaid, at the address specified in this Section 1.05 or at any other address previously furnished in writing.

Such notices shall be addressed

if to the Indenture Trustee, to:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, New York  10006

Attention:    Corporate Trust Services — Administrator for Westpac Banking Corporation

if to the Registrar, Transfer Agent, Paying Agent and Calculation Agent, to:

Wells Fargo Bank, National Association

45 Broadway, 14th Floor

New York, New York  10006

Attention:    Corporate Trust Services — Administrator for Westpac Banking Corporation

if to the Company, to:

Westpac Banking Corporation

Level 2

275 Kent Street

Sydney, Australia, 2000

Attention:      Global Funding, Group Treasury

Facsimile:      (612) 8253 1175

or at such other address previously furnished in writing by one party to the other parties.

Section 1.06  Notice to Holders; Waiver.

(a)           Except as otherwise expressly provided herein or pursuant to this Indenture, notices to Holders required under the Notes shall be sufficiently given upon the mailing by overnight courier or first-class mail (or equivalent), or (if posted to an overseas address) by airmail, postage prepaid, of such notices to each Holder of the Notes at their registered addresses as recorded in the Register.

(b)           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In any case, neither the failure to give such notice, nor any defect in any notice to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

(c)           In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07  Severability.  In case any provision in or obligation under this Indenture or any Notes issued hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby to the fullest extent permitted under applicable law.

Section 1.08  Successors and Assigns.  All covenants, stipulations, promises and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.09  Benefits of Indenture.  Nothing in this Indenture or in any Note, expressed or implied, shall give to any Person other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture.

Section 1.10  Language of Notices.  Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.11  Consent to Service.  The Company has designated and appointed Westpac Banking Corporation, New York branch, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention:  Branch Manager, as its authorized agent for service of process in any proceeding arising out of or relating to this Indenture or the Notes of any series brought in any federal or state court sitting in the Borough of Manhattan in The City of New York. By the execution and delivery of this Indenture, the Company irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, shall be deemed in every respect effective service of process upon the Company, in any such suit or proceeding; provided, that a Note may specify additional jurisdictions as to which the Company may consent to the nonexclusive jurisdiction of its courts with respect to such Note. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or a successor agent in full force and effect so long as any of the Notes shall be Outstanding.

Section 1.12  Governing Law.

(a)           This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles, except as required by mandatory provisions of law.

(b)           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE COMPANY, THE INDENTURE TRUSTEE, REGISTRAR, TRANSFER AGENT, PAYING AGENT OR CALCULATION AGENT OR ANY OTHER AGENT, ARISING OUT OF OR RELATING TO THIS INDENTURE OR ANY NOTE MAY BE BROUGHT IN A UNITED STATES FEDERAL COURT LOCATED IN THE CITY OF NEW YORK, THE BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS INDENTURE EACH OF THE COMPANY, THE INDENTURE TRUSTEE, THE REGISTRAR, THE TRANSFER AGENT, THE PAYING AGENT, THE CALCULATION AGENT AND ANY OTHER AGENT, (IN SUCH CAPACITIES) ACCEPT, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURT.

(c)           The Company hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding and any objection to such suit, action or proceeding whether on the grounds of venue, residence or domicile.

Section 1.13  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS INDENTURE HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INDENTURE, THE NOTES OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION.  The scope of this waiver is intended to encompass any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that such party has already relied on the waiver in entering into this Indenture, and that such party will continue to rely on the waiver in its related future dealings.  Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS INDENTURE OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS INDENTURE.  In the event of litigation, this Indenture may be filed as a written consent to a trial by the court.

Section 1.14  Counterparts.  This Indenture and any amendments, waivers, consents or supplements hereto or thereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Indenture shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.15  Third Party Beneficiaries.  This Indenture will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 1.16  Conflict with Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with any duties imposed by any of Sections 310 to 317,

inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

Section 1.17  Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.18  Certain Terms Relating to a Global Master Note.  For the avoidance of doubt, in all instances where this Indenture provides for: (i) the execution or delivery of a Note by the Company, such execution or delivery will be deemed to occur in respect of a Supplemental Obligation to be incorporated into a Global Master Note upon the execution and delivery of an Issuance Order; (ii) the execution, authentication or delivery of a Note by the Indenture Trustee, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation to be incorporated into a Global Master Note upon the making by the Indenture Trustee of the notation required by the related Issuance Order on Schedule A to the Global Master Note and the resulting incorporation by reference of the provisions of the applicable Pricing Supplement into the Global Master Note; and (iii) the delivery or surrender of a Note for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation by the Indenture Trustee on such Schedule A.

Section 1.19  Legal Holidays.  Unless otherwise provided in the applicable Supplement, in any case where any Interest Payment Date, redemption date, Stated Maturity Date or Maturity Date or other payment date of any Note shall not be a Business Day at any Place of Payment, then, notwithstanding any other provision of this Indenture or any Note, payment of principal, premium, if any, or interest or other payments need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day, except that in the case of a LIBOR Note or a EURIBOR Note where that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day, at such Place of Payment with the same force and effect as if made on such date; provided that no interest shall accrue during the intervening period on the amount so payable for the period from and after such Interest Payment Date, redemption date, Stated Maturity Date or Maturity Date or other payment date, as the case may be.

In any case where any notice to Holders is required to be given by a certain date and such date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Notes) such notice need not be made on such date, but may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the date such notice was originally required to be made.

Section 1.20  U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Indenture Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Indenture Trustee.  The parties to this Indenture agree that they will provide the Indenture Trustee with such information as it may reasonably request in order for the Indenture Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 2

THE NOTES

Section 2.01  Forms Generally.

(a)           Except as set forth under Section 2.01(c), the Notes shall be issued as Global Notes, including a Global Master Note which shall be in substantially the form set forth in Exhibit A attached hereto, or in such other form or forms as shall be established by or pursuant to an Issuance Order or indenture supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required by this Indenture or as may in the Company’s judgment be necessary, appropriate or convenient to permit such Notes to be issued and sold, or to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which such Notes may be listed, or as may, consistently herewith, be determined by the Company as evidenced by its execution thereof.  Any portion of the text of any Note may be set forth on the reverse thereof or an annex thereto with an appropriate reference on the face of the Note. Unless otherwise specified in the Issuance Order establishing the terms of any issuance of any series or tranche of Notes, the Notes of each tranche and series of Notes shall be represented by a Global Master Note in the form set forth in Exhibit A.

(b)           The terms and provisions contained in the Notes of any series shall constitute, and are hereby expressly made a part of, this Indenture, and, to the extent applicable, the Indenture Trustee, by its execution and delivery of this Indenture and its authentication and delivery of such Notes in accordance with the terms herein, and the Company by its execution and delivery of this Indenture and such Notes in accordance with the terms herein, expressly agrees to such terms and provisions and to be bound thereby.

(c)           Except as described in this Section 2.01(c), no Global Note evidencing any of the Notes and deposited with or on behalf of any Clearing System shall be exchangeable for Definitive Notes.  Subject to the foregoing sentence, if (i) such Clearing System notifies the Company that it is unwilling or unable to continue as Depositary or the Company becomes aware that the Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Company fails to appoint a successor depositary within ninety (90) days after receipt of such notice or after it becomes aware of such cessation, (ii) the Company shall have decided in its sole discretion and subject to the procedures of the Depositary that the Notes should no longer be evidenced solely by one or more Global Notes or (iii) an Event of Default has occurred with regard to the Notes and has not been cured or waived and the Depositary requires the issuance of Definitive Notes, then, pursuant to written instructions by the Company to the Indenture Trustee (in the case of clauses (i) and (iii)), or pursuant to written instructions by the Company to the Indenture Trustee and Clearing System (in the case of clause (ii)):

(A)          with respect to a Global Note evidencing such Notes, the Company shall execute, and the Indenture Trustee shall authenticate and deliver Definitive Notes for each series of Notes under such Global Note in authorized denominations in exchange for the Global Note, in an aggregate principal amount equal to the Outstanding principal amount of the related Global Note.  Upon the exchange of the Global Note for the Definitive Notes, such Global Note shall be cancelled by the Registrar.  Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01(c) shall be registered in the Register in such names and in such denominations as the Clearing System for such Global Note, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Indenture Trustee, serving as custodian, on behalf of the nominee of the Depositary, of the Global Note.  The Indenture Trustee shall promptly provide the information to the Registrar.  Promptly after the authentication of the Definitive Notes by the Indenture Trustee, the Indenture Trustee shall deliver such Definitive Notes to the Holders of such Notes;

(B)           if Definitive Notes are issued in exchange for any portion of a Global Note after the close of business at the Office or Agency for such Note where such exchange occurs on (1) any Regular Record Date for such Notes and before the opening of business at such Office or Agency on the next Interest Payment Date, or (2) any Special Record Date for such Notes and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Definitive Notes, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such Global Note shall be payable in accordance with the provisions of this Indenture; and

(C)           if for any reason Definitive Notes are not issued, authenticated and delivered to the Holders in accordance with paragraph (A) of this Section 2.01(c), then:

(1)           the Clearing System or its successors may provide to each of its accountholders a statement of such accountholder’s interest in the Notes evidenced by a Global Note held by such Clearing System or its successors, together with a copy of such Global Note; and

(2)           subject to the limitations on individual Holder action contained in the Notes or this Indenture, each such accountholder or its successors and assigns (x) shall have a claim, directly against the Company, for the payment of any amount due or to become due in respect of such accountholder’s interest in the Notes evidenced by such Global Note, and shall be empowered to bring any claim, to the extent of such accountholder’s interest in the Notes evidenced by such Global Note and to the exclusion of such Clearing System or its successors, that as a matter of law could be brought by the Holder of such Global Note and the Person in whose name the Notes are registered and (y) may, without the consent and to the exclusion of such Clearing System or its successors, file any claim, take any action or institute any proceeding, directly against the Company, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Notes evidenced by such Global Note were evidenced by a Definitive Note in such accountholder’s actual possession and as if an amount of Notes equal to such accountholder’s stated interest were registered in such accountholder’s name and without the need to produce such Global Note in its original form.

Notwithstanding anything in this paragraph (C) to the contrary, the Indenture Trustee shall not be required to recognize any accountholder or any of its successors and assigns referred to in said paragraph as a Holder for any purpose of this Indenture or the relevant Notes and shall be entitled to treat the Person in whose name the relevant Global Note is registered as a Holder for all purposes of this Indenture and the Notes until Definitive Notes are issued to and registered in the names of such accountholders or their successors and assigns.

The applicable Note may also list additional circumstances under which a Global Note may be exchangeable for Definitive Notes.

The account records of any Clearing System or its successor shall, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in Notes evidenced by a Global Note held by such Clearing System or its successor and the amount of such interest. Definitive Notes shall be issued only in denominations as specified in the applicable Supplement.

(d)           Subject to the other provisions of this Indenture, if any Global Note is exchanged for Definitive Notes, then:

(i)            the Company, the Indenture Trustee and any Paying Agent will have the right to treat each Holder of Definitive Notes as the Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Notes, and otherwise to exercise all the rights and powers with respect to any Note (subject to the record date provisions hereof and of the Notes); and

(ii)           the obligation of the Company to make payments of principal, premium, if any, interest and other amounts with respect to the relevant Notes shall be discharged at the time payment in the appropriate amount is made in accordance with this Indenture to each Holder.

Section 2.02  Denominations; No Limitation on Aggregate Principal Amount of Notes, Reopening of Series.

(a)           Unless otherwise specified in the applicable Supplement, Notes shall be issued in denominations of $1,000 and any larger amount that is a multiple of $1,000. The Specified Currency for the Notes will be U.S. Dollars, unless the applicable Supplement states otherwise. Some Notes may have different Specified Currencies for principal, premium and interest. The Company will make payments on the Notes in the Specified Currency, except as described in the applicable Supplement. Nothing in this Indenture shall limit the minimum denomination of Notes that may be specified in a Supplement.

(b)           Upon the execution of this Indenture, or from time to time thereafter, Notes up to the aggregate principal amount authorized by the Board of Directors or pursuant to an Officer’s Certificate may be executed and delivered by the Company.  Notes will be delivered to the Indenture Trustee for authentication, after execution by the Company, and the Indenture Trustee shall thereupon authenticate and deliver said Notes to, or upon the written order of, the Company, as provided in an Issuance Order, without any further action by the Company, but subject to the provisions of Section 2.07.

The Notes may be issued in one or more series.  The aggregate principal amount of Notes of all series which may be authenticated and delivered and Outstanding under this Indenture is not limited.  Notwithstanding Section 2.02(b)(2) herein and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

There shall be established in or pursuant to an Officer’s Certificate, or set forth in one or more Issuance Orders, or established in one or more indentures supplemental hereto, prior to the issuance of Notes of a series:

(1)           the designation of the series of the Notes (which shall distinguish the Notes of such series from all other Notes);

(2)           any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.01(c), 2.04(g), 2.10, 2.11 or 8.05);

(3)           the date or dates on which the principal of the Notes of the series, is payable (which date shall not be less than nine (9) months nor more than thirty (30) years from the Issuance Date of the applicable Notes, unless otherwise specified therein);

(4)           the rate at which Notes of the series, shall bear interest, if any, the Interest Payment Dates on which such interest shall be payable (if other than those specified in the form of Note attached hereto), the date from which interest shall accrue on such Notes (if other than the Issuance Date) and the record date for the determination of Holders of such Notes to whom interest is payable on any Interest Payment Date (if other than the Regular Record Date specified in the form of Note attached hereto);

(5)           if applicable, the place or places (in addition to such place or places specified in this Indenture) where the principal of and interest, if any, on Notes of the series, shall be payable;

(6)           the obligation, if any, of the Company to redeem, purchase or repay Notes of the series or at the option of a Holder thereof pursuant to the Survivor’s Option, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(7)           if the amount of payments of principal of and any premium or interest on the Notes of the series may be determined with reference to an index, a formula or any other method, the manner in which such amounts shall be determined;

(8)           the denominations in which Notes of the series shall be issuable, if other than $1,000 and integral multiples of $1,000;

(9)           if the notes are denominated in a Specified Currency other than U.S. Dollars, and any terms with respect thereto;

(10)         the currency in which payment of the principal of (or premium, if any) or interest, if any, on the Notes of the series shall be payable, if other than the Specified Currency;

(11)         if other than 100% of the principal amount, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof or which the Indenture Trustee shall be entitled to claim pursuant to Section 6.04;

(12)         if the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes, the Depositary for such Note or Notes, if other than DTC;

(13)         if beneficial owners of interests in any Global Notes may exchange such interests for Definitive Notes of such series of any authorized form and denomination, the circumstances under which and the place or places where any such exchanges may occur, if other than in the manner provided in Section 2.01(c);

(14)         limitations, if any, on the provisions for the Defeasance or Covenant Defeasance of the Notes of the series and any additional terms, provisions, conditions or covenants under this Indenture that may be subject to Covenant Defeasance in the case of Notes of such series;

(15)         any trustees, depositories, authenticating or paying agents, registrars or any other agents with respect to the Notes of such series, if different from those specified in this Indenture;

(16)         any additions, modifications or deletions in the Events of Default or covenants of the Company set forth herein with respect to the Notes of such series;

(17)         if other than the period specified in Section 2.04, the period prior to a redemption date within which the Indenture Trustee must give notice to the Holders of Notes of such series selected for redemption regarding such selection and redemption date;

(18)         if the Notes of such series will be listed on any securities exchange, the exchange on which such Notes will be listed; and

(19)         any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

The Company may, from time to time, without the consent of existing Holders, reopen a series of Notes and issue one or more additional tranches of Notes with the same terms, including maturity and interest payment terms, as Notes of such series issued on an earlier date, except for the issue date, the principal amount, the first payment date of interest and as otherwise set forth in any such supplemental indenture or Officer’s Certificate. After such additional Notes of the same series are issued, they will be fungible with the previously issued Notes of the same series to the extent specified in the applicable Note.

Section 2.03  Listing.  Unless specified in the applicable Supplement, Notes of a series will not be listed on any securities exchange.

Section 2.04  Redemption.

(a)           Unless otherwise specified in the applicable Supplement and the Notes of the relevant series, the Company may not redeem such Notes after the date that is thirty (30) days prior to the Stated Maturity Date of such Notes.

(b)           If, but only if, specified in the applicable Supplement and the Notes of the relevant series, such Notes will be redeemable at the option of the Company and/or the Holders thereof, as the case may be, in accordance with the redemption provisions included in such Supplement and such Notes.  Unless otherwise specified in the applicable Supplement and the Notes of the relevant series, the Redemption Price for Notes to be redeemed shall equal 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if any Notes that will be redeemed are outstanding Discount Notes, such Notes shall be redeemed at the Redemption Price calculated in accordance with the terms thereof.

(c)           Unless otherwise specified in the applicable Supplement, in connection with the redemption by the Company of Notes under Section 2.04(b) hereof, the Company will give written notice to the Holders in accordance with Section 1.06 hereunder not less than thirty (30) days and no more than sixty (60) days prior to the date set for such redemption.  All notices of redemption shall identify the Notes to be redeemed (including CUSIP number(s)) and shall state:

(i)            the redemption date;

(ii)           the Redemption Price or, if not then ascertainable, the manner of calculation thereof;

(iii)          that on the redemption date the Redemption Price will become due and payable on the Notes to be redeemed and that interest thereon will cease to accrue on and after said date; and

(iv)          the place or places where the Notes to be redeemed are to be surrendered for payment of the Redemption Price. Notice of redemption of Notes to be redeemed by the Company shall be given by the Company or, at the Company’s request, by the Indenture Trustee in the name and at the expense of the Company.

(d)           On or prior to 11:00 A.M. (New York City Time) on any redemption date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price of and (except if the redemption date shall be an Interest Payment Date) accrued and unpaid interest on, all Notes which are to be redeemed on that date.

(e)           Upon notice of redemption having been given pursuant to Section 2.04(c) hereunder, the Notes to be so redeemed shall, on the redemption date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Notes shall cease to bear or accrue any interest.  Upon surrender of Notes for redemption in accordance with said notice, such Notes shall be redeemed by the Company at the Redemption Price, together with any accrued but unpaid interest to, but not including the redemption date provided that, installments of interest whose Stated Maturity Date is on or prior to the redemption date will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Date according to their terms and the provisions of Section 2.12, unless, in connection with a redemption date falling on an Interest Payment Date, the Notes of the particular series provide that interest payable on an Interest Payment Date that is a redemption date shall be paid to the Person to whom principal is payable.

(f)            In case of any redemption by the Company, the Company shall, at least forty-five (45) days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee by an Officer’s Certificate of such redemption date, and of the principal amount of Notes to be redeemed.  In the case of any redemption of Notes (A) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (B) which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Indenture Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

(g)           Whenever less than all the Notes of a series at any time outstanding are to be redeemed at the option of the Company, the particular Notes of such series to be redeemed shall be selected not more than sixty (60) days prior to the redemption date by the Indenture Trustee from the Outstanding Notes of such series not previously called for redemption by such usual method as the Indenture Trustee shall deem fair and appropriate and in accordance with the procedures of the Depositary, which method may provide for the selection for redemption of portions of the principal amount of Notes of such series the minimum denominations of which, if any, will be specified in the Officer’s Certificate or the text of the Notes of such series.  Upon any partial redemption of a Note of a series, the Indenture Trustee shall authenticate and deliver in exchange therefor one or more Notes of such series, of any authorized denomination and like tenor as requested by the Holder thereof, in aggregate principal amount equal to the unredeemed portion of the principal of such note.

(h)           The Indenture Trustee shall promptly notify the Company in writing of the Notes selected for redemption as aforesaid and, in the case of any Notes of a series selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

(i)            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

(j)            Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by the Holder thereof, or his attorney duly authorized in writing), and the Company shall execute, and the Indenture Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, or in the case of a Supplemental Obligation to be redeemed only in part, the Indenture Trustee shall make the necessary notation on Schedule A to the Global Master Note, in each case in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 2.05  Redemption for Taxation.  The Company may, at its option, redeem all, but not less than all, of the Notes of a series if there is a change in or any amendment to the laws or regulations:

(a)           of Australia, or any political subdivision or taxing authority thereof or therein or,

(b)           in the event of the assumption pursuant to Section 4.01 hereof of the obligations of the Company hereunder by an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, of Australia or the country in which such entity is organized or resident or deemed resident for tax purposes or any political subdivision or taxing authority thereof or therein, or there is a change in any application or interpretation of those laws or regulations, which change or amendment becomes effective,

(x)            with respect to taxes imposed by Australia or any political subdivision or authority thereof or therein, on or after the date the Company originally issued the Notes to be redeemed, or

(y)           in the event of the assumption pursuant to Section 4.01 hereof of the obligations of the Company hereunder by an entity organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, with respect to taxes imposed by a non-Australian jurisdiction, on or after the date of the transaction resulting in such assumption, and, in each case, as a result of such change or amendment the Company (i) is or will become obligated to pay any Additional Amounts, pursuant to Section 3.13 hereof (provided that the Company provides to the Indenture Trustee an opinion of independent legal advisors of recognized standing to the effect that the Company is or will become obligated to pay such Additional Amounts as a result of such change or amendment) or (ii) the Company would not be entitled to claim a deduction in respect of any payments on Notes in computing its taxation liabilities.

Before the Company may redeem any Notes pursuant to this Section 2.05, it must give the Holders of those Notes at least thirty (30) days’ written notice and not more than sixty (60) days’ written notice of its intention to redeem those Notes, provided that if the earliest date on which (i) the Company will be obligated to pay any Additional Amounts, or (ii) the Company would not be entitled to claim a deduction in respect of any payments on Notes in computing its taxation liabilities, will occur earlier than forty-five (45) days after the relevant change or amendment to the applicable laws, regulations, determinations or guidelines, the Company may give less than thirty (30) days’ written notice provided it gives such notice as soon as practicable in all the circumstances.

The Redemption Price for Notes to be redeemed shall equal 100% of the principal amount of the Notes to be redeemed plus accrued but unpaid interest to but excluding the date of redemption. However, if any Notes that will be redeemed are outstanding Discount Notes, such Notes can be redeemed at the Redemption Price calculated in accordance with the terms thereof.

If, however, within sixty (60) days of the event causing the Company to become liable to pay Additional Amounts on any Notes, the Company can avoid its obligation to pay Additional Amounts on such Notes by filing a form, making an election or taking some similar reasonable measure, that in the Company’s sole judgment will not be adverse to the Company and will involve no material cost to the Company, it will pursue that measure instead of redeeming such Notes.

Section 2.06  Execution and Delivery of Notes.  The Notes shall be executed on behalf of the Company by an Authorized Officer.  The signature of any of these officers may be manual or facsimile.

Only such Notes as shall be authenticated in the manner provided in Section 2.07 hereof and executed by the Indenture Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate upon any Note shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Authorized Officer who shall have signed any of the Notes shall cease to be such Authorized Officer before the Note so signed shall be authenticated and delivered by the Indenture Trustee or the Company or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the person who signed such Note had not ceased to be such Authorized Officer.  In addition, any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be Authorized Officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

The Indenture Trustee may conclusively rely on the documents delivered pursuant to Sections 2.01, 2.02 and 2.07 hereof (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Notes delivered hereunder, the legality, binding effect and enforceability thereof and the form and terms thereof, and as to the authority of the instructing officers referred to in this Section so to act.

Section 2.07  Authentication and Delivery of Notes.

(a)           At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Global Notes or Definitive Notes, without interest coupons, of any series executed by the Company to the Indenture Trustee for authentication by the Indenture Trustee together with the applicable Supplement and an Issuance Order for the authentication and delivery of such Notes, and the Indenture Trustee shall authenticate and deliver such Notes in accordance with such Issuance Order.  An Issuance Order may specify that written instructions to the Indenture Trustee as to the authentication and delivery of Notes may be given on behalf of the Company by any Person designated in such Issuance Order, and the Indenture Trustee may conclusively rely on any such instructions as if given by the Company until such authorization is expressly revoked by a subsequent Company Order.  If the form or forms or terms of the Notes of the series have been established by or pursuant to one or more Officer’s Certificates, supplemental indentures or Issuance Orders as permitted by

Sections 2.01 and 2.02, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Indenture Trustee shall be entitled to receive upon its request, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Opinion of Counsel stating:

(1)           that such form or forms have been established in conformity with the provisions of this Indenture;

(2)           that such terms have been, established in conformity with the provisions of this Indenture; and

(3)           that such Notes, when authenticated and delivered by the Indenture Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or forms or terms have been so established, the Indenture Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner which is not reasonably acceptable to the Indenture Trustee or if the terms of such Notes are not administratively acceptable to the Indenture Trustee.

Notwithstanding any contrary provisions of Section 2.01 or 2.02 or this Section 2.07, if all Notes of a series are not to be originally issued at one time, it shall not be necessary to deliver the Opinion of Counsel otherwise required upon the authentication of each Note of such series if such Opinion of Counsel is delivered at or prior to the authentication upon original issuance of the first Note of such series to be issued.

Notwithstanding any contrary provision of this Section 2.07 and in lieu of receiving or being required to request the receipt of the Opinion of Counsel contemplated by this Section 2.07 in connection with each series of the Notes, the Trustee shall be entitled to conclusively rely and shall be fully protected in conclusively relying upon the Opinion or Opinions of Counsel for the Company delivered to the Trustee upon commencement of the Company’s Program and upon commencement of a new program for the issuance of Notes, as to the due authorization by the Company of and the legality, validity, binding effect and enforceability of the Notes of all series.

(b)           Having received from the Company the documents referred to in Sections 2.02(b) and 2.07(a) (to the extent applicable), including the Issuance Order for the authentication and delivery of such Notes, on or before 10:00 A.M. (New York time) on the Issuance Date in relation to such Notes (unless otherwise agreed by the parties), the Indenture Trustee shall authenticate and deliver the relevant Notes to the relevant custodian for DTC and/or any other relevant Clearing System or otherwise in accordance with such Clearing System’s procedures.  The Registrar shall give instructions to DTC and/or any other relevant Clearing System to credit Notes represented by a Global Note registered in the name of a nominee for such Clearing System, to the Registrar’s distribution account and to hold each such Note to the order of the Company pending delivery to the purchasing agent(s) on a delivery against payment basis (or on such other basis as shall have been agreed between the Company and the purchasing agent(s) and notified to the Registrar) in accordance with the normal procedures of DTC or such other Clearing System, as the case may be and, following payment (unless otherwise agreed), to debit the Notes represented by such Global Note to such securities account(s) as shall have been notified in writing to the Registrar by the Company.  The Indenture Trustee shall on the Issuance Date in respect of such Notes, and upon receipt of funds from the purchasing agent(s), transfer, or cause to be transferred, the proceeds of issue (net of any applicable commissions, fees or like amounts specified in writing by the Company) to or as directed by the Company.

If no such securities account(s) shall have been specified, or such Notes are not intended to be cleared through any Clearing System, the Registrar shall authenticate and make available at its specified office on the Issuance Date in respect of the Notes the relevant Global Note or the relevant Definitive Notes, as the case may be, duly executed and made available to the Registrar by the Company.

(c)           Each Note shall be dated the date of its authentication.

(d)           The Indenture Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Notes of Westpac Banking Corporation referred to in the within-mentioned Indenture.

Dated:

Wells Fargo Bank, National Association,
as Indenture Trustee

By:
Authorized Signatory

(e)           In case any officer of the Indenture Trustee who shall have executed any of the Notes shall cease to be such officer before the Note so executed shall be delivered by the Indenture Trustee or the Company or disposed of by the Company, such Note nevertheless may be delivered or disposed of as though the person who executed such Note had not ceased to be such officer of the Indenture Trustee.  In addition, any Note may be executed on behalf of the Indenture Trustee by such persons as, at the actual date of the execution of such Note, shall be authorized officers of the Indenture Trustee, although at the date of the execution of this Indenture any such person was not such officer.

(f)            In authenticating Notes hereunder, the Indenture Trustee shall be entitled to conclusively assume that any Note authenticated by it has been duly executed on behalf of, and is a legal, valid, binding and enforceable obligation of, the Company and is entitled to the benefits of this Indenture.

Section 2.08  Responsibility of the Indenture Trustee with respect to a Global Master Note.  In addition to all other duties of the Indenture Trustee in connection with the issuance of Notes hereunder, the Indenture Trustee shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Notes of a series or tranche are incorporated by reference into a Global Master Note and to notate the issuance of any Supplemental Obligation thereunder as directed by an Issuance Order. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of this Indenture.

Section 2.09  Registration.  All Notes shall be issued in fully registered form only, without coupons, and may be represented either as Global Notes or, as permitted under Section 2.01 hereof, Definitive Notes.  Unless otherwise specified in the applicable Supplement, Global Notes will be registered in the name of a nominee for, and deposited with, a custodian for DTC.  The Registrar shall maintain a register (herein sometimes referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of the Notes and registration of transfer of the Notes.  The Register shall be in written form in English or in any other form capable of being converted into such form within a reasonable time.  The Indenture Trustee is hereby initially appointed as the Registrar.  In the event that the Indenture Trustee shall not be the Registrar, it shall have the right to examine the Register at all reasonable times.  The Company, the Indenture Trustee, Registrar, Paying Agent or any other Agent may become the owner or pledgee of Notes and may deal with the Notes with the same rights of any other Holder of such Notes.

Section 2.10  Transfer.

(a)           Subject to Sections 2.01(c) and (d), (A) upon surrender for registration of transfer of any Note in accordance with its terms, the Company shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions and (B) at the option of the Holder, Notes may be exchanged, in accordance with their terms, for other Notes of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Office or Agency of the Indenture Trustee.  Whenever any Notes are surrendered for exchange as contemplated by this Section 2.10(a), the Company shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.  Beneficial interests in Global Notes may be transferred or exchanged only through the Depositary.  No Global Note may be transferred except as a whole by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or another nominee of the Depositary to a successor of the Depositary or a nominee of a successor to the Depositary.  With respect to any Global Note, the Depositary or its nominee is the Holder of such Global Note for the purposes of this Indenture.  Except as set forth in Section 2.01(c), the beneficial owners of any Global Note will not be entitled to receive Definitive Notes and shall not be considered “Holders” under this Indenture.

(b)           All Notes issued upon a registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(c)           No service charge shall be made for any registration of transfer or exchange, of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

(d)           Neither the Indenture Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(e)           If any Notes are redeemable and the Company redeems less than all those Notes, the Company may block the transfer or exchange of those Notes during the period beginning fifteen (15) calendar days before the day the Company mails the notice of redemption and ending on the day of that mailing and refuse to register transfers of or exchange any Note selected for redemption, except that the Company shall continue to permit transfers and exchanges of the unredeemed portion of any Note being partially redeemed.

Section 2.11  Mutilated, Destroyed, Lost and Stolen Notes.

(a)           If (i) any mutilated Note is surrendered to the Indenture Trustee directly or through any Paying Agent or (ii) in the case of an alleged destroyed, lost or stolen Note, the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of the Note and there is delivered to the Indenture Trustee, the Registrar and the

Company such security or indemnity as may be required by the Indenture Trustee, the Registrar and the Company to save the Indenture Trustee, the Registrar and the Company harmless, then in either case the Company shall execute and the Registrar shall authenticate and deliver, in exchange for or in lieu of such mutilated, destroyed, lost or stolen Note, a new Note of the same series, maturity, tenor and principal amount as such mutilated, destroyed, lost or stolen Note, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable, instead of issuing a new Note, the Company may pay such Note without surrender of such Note, except that any mutilated Note shall be surrendered.

(b)           Upon the issuance of any new Note, under this Section 2.11, the Indenture Trustee or the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee, Registrar or any Paying Agent) connected therewith.

(c)           Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.12  Payment of Interest; Rights to Interest Preserved.

(a)           Each Note shall bear interest at a rate and on terms stated in the Note.

(b)           Any interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest payment.

(c)           Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of their having been such Holder, and such Defaulted Interest shall be paid by the Company to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Indenture Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment.  Thereupon the Indenture Trustee shall fix a date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Indenture Trustee of the notice of the proposed payment (the “Special Record Date”).  The Indenture Trustee shall promptly notify the Company of such Special Record Date and, in the name of the Company shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in accordance with Section 1.06.  The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Indenture Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Indenture Trustee.  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13  Cancellation.  All Notes surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Indenture Trustee for cancellation any Note previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of by the Indenture Trustee in accordance with its customary procedures.

Section 2.14  CUSIP Numbers.  The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Indenture Trustee shall include CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Indenture Trustee in writing of any change in the CUSIP numbers.

Section 2.15  Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, and any other agent of the Company, or the Indenture Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of, any premium, or (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such

Note shall be overdue, and, except as otherwise required by applicable law, none of the Company, the Indenture Trustee, the Registrar, the Paying Agent, any Agent, or any other agent of the Company or the Indenture Trustee shall be affected by notice to the contrary.

Section 2.16  No Association.  Nothing set forth in this Indenture shall be construed to constitute the Holders of Notes, from time to time, as members of an association.

ARTICLE 3

COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 3.01  Payment of Principal and Any Premium and Interest.

(a)           The Company covenants and agrees, for the benefit of the Holders of Notes, that it will pay or cause to be paid to the Paying Agent on or before the date on which any payment becomes due, an amount equal to the amount of principal (and premium, if any) or interest and any other amount payable in respect of such Notes.

(b)           An installment of principal, premium, if any, or interest and any other amount payable in respect of any Notes shall be considered paid on the date it is due if the Company has deposited, or caused to be deposited, with the Paying Agent by such date money designated for, and capable of being applied towards, and sufficient to pay the installment.

Section 3.02  Agreements of the Paying Agent.  The Paying Agent agrees that:

(a)           If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of or premium, if any, or interest on any of the Notes of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Indenture Trustee of its action or failure so to act.

(b)           The Paying Agent shall be entitled to deal with each amount paid to it hereunder in the same manner as other amounts paid to it as a banker by its customers provided that:

(i)            the Paying Agent shall not, against the Company or any Holder of a Note, exercise any lien, right of set-off or similar claim in respect thereof (except as otherwise provided or permitted under this Indenture);

(ii)           the Paying Agent shall not be liable to any person for interest thereon;

(iii)          the Paying Agent need not segregate any money held by it except as required by law or as otherwise provided under this Indenture; and

(iv)          the Paying Agent shall comply with the provisions of Section 317(b) of the Trust Indenture Act and agrees that it will, during the continuance of any default by the Company in the making of any payment in respect of Notes of a series (or a default by any other obligor upon such Notes), upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums held in trust by such Paying Agent for payment in respect of such Notes.

(c)           The Paying Agent shall pay or cause to be paid by transfer of immediately available funds in the Specified Currency to Holders all monies received by the Paying Agent for such purpose from the Company pursuant to Section 3.01.  In the event a Note is issued between a Regular Record Date or Special Record Date and the related Interest Payment Date, interest for the period beginning on the original issue date for such Note or the previous Interest Payment Date, as the case may be, and ending on the subject Interest Payment Date will be paid on the immediately following Interest Payment Date to the Person who was the registered Holder of such Note as of the immediately preceding Regular Record Date.  With respect to Global Notes, the Paying Agent shall pay principal, premium, if any, interest and any other amounts due on such Global Notes in accordance with the arrangements established by and between the Paying Agent and the Depositary.  Notwithstanding anything herein to the contrary, payments of principal in respect of Definitive Notes shall be made as provided in or pursuant to this Indenture against presentation and surrender of the relevant Definitive Notes at the designated office of the Paying Agent, as provided herein or in the applicable Definitive Note.  Notwithstanding anything herein to the contrary, interest on Definitive Notes shall be paid to the person shown in the applicable Register at the close of business on the Regular Record Date or Special Record Date, as applicable, as provided in or pursuant to this Indenture before the due date for payment thereof.  Notwithstanding anything herein to the contrary, payments of interest on each Definitive Note shall be made in the currency in which such payments are due by check mailed to the Holder (or to the first named of joint Holders) of such Definitive Note at its address appearing in the applicable Register.  Upon application by a Holder of at least $250,000 in aggregate principal amount of Notes of a series (or its equivalent if the Specified Currency is other than U.S. Dollars) to the specified office of the Paying Agent at least five (5) Business Days before the Regular Record Date or Special Record Date, as applicable, such payment of interest may be made by transfer to an account in the Specified Currency maintained by the payee with a bank in the applicable Principal Financial Center or, in the case of Definitive Notes denominated in Euro, in a city in which banks have access to the TARGET System.  All monies paid to the Paying Agent by the Company in respect of any Note shall be held by the Paying Agent from the moment when such monies are received until the time of actual payment thereof, for the persons entitled thereto, and shall be applied in accordance with Section 3.02 paragraphs (c) through (i); provided, that the obligation of the Paying Agent to hold such monies shall be subject to the provisions of Section 3.07.

(d)           The Paying Agent acting through its specified office shall make payments of interest or, as the case may be, principal in respect of any Notes in accordance with the terms thereof and of this Indenture, provided that such Paying Agent shall not be obliged (but shall be entitled) to make such payments if it is not able to establish that it has received (whether or not at the due time) the full amount of the relevant payment due to it under Section 3.01(a).  Payment of any Note redemption amount (together with accrued interest) due in respect of Notes will be made against presentation and surrender of the relevant Notes at the specified office of the Paying Agent, subject to Section 2.04(g).  Payment of interest due in respect of Notes will be paid by the Paying Agent to the Holder thereof (or, in the case of joint Holders, the first named) which shall be the person appearing as Holder in the register kept by the Registrar as at the close of business (local time in the place of the specified office of the Registrar) on the Regular Record Date.

(e)           The Paying Agent shall not exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under paragraph (c) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

(f)            If a Paying Agent makes any payment in accordance with paragraph (c), it shall be entitled to appropriate for its own account out of the funds received by it under Section 3.01(a) an amount equal to the amount so paid by it.

(g)           If a Paying Agent makes a payment in respect of Notes at a time at which it has not received the full amount of the relevant payment due to it under Section 3.01(a) and is not able to reimburse itself out of funds received by it under Section 3.01(a) therefor by appropriation under paragraph (f) the Company shall from time to time on demand pay to the Paying Agent for its own account:

(i)            the amount so paid out by such Paying Agent and not so reimbursed to it; and

(ii)           interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount;

provided that any payment made under paragraph (i) above shall satisfy pro tanto the Company’s obligations under Section 3.01(a).

(h)           Interest shall accrue for the purpose of subparagraph (ii) of paragraph (g) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

(i)            If at any time and for any reason a Paying Agent makes a partial payment in respect of any Note surrendered for payment to it, such Paying Agent shall endorse thereon and in the register a statement indicating the amount and date of such payment.

Section 3.03  Maintenance of Office or Agency.

(a)           The Company will maintain in the Place of Payment an Office or Agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of any Notes and this Indenture may be served; provided, however, that if Notes of any series are listed on any stock exchange and the rules of such stock exchange shall so require, the Company shall maintain an Office or Agency in any other required city so long as such Notes are listed on such exchange.  The Company will give prompt written notice to the Indenture Trustee of the location, and any change in the location, of such Office or Agency.  If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee and the Company hereby appoints the Indenture Trustee as its agent to receive such respective presentations, surrenders, notices and demands.  The Company shall promptly notify the Indenture Trustee in writing of the name and address of each Paying Agent appointed by it and will notify the Indenture Trustee of the resignation or termination of any Paying Agent.

(b)           The Company may also from time to time designate one or more other Offices or Agencies where Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain the Offices or Agencies for Notes in the Place of Payment for the foregoing purposes.  The Company shall give prompt written notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such Office or Agency.

(c)           Unless otherwise provided in or pursuant to this Indenture or in a Supplement, the Company hereby appoints the Indenture Trustee at its Corporate Trust Office, as Paying Agent, Registrar, Transfer Agent and Calculation Agent.  The Paying Agent, Registrar, Transfer Agent and Calculation Agent may make reasonable rules not inconsistent herewith for the performance of their functions.  The Company may appoint other entities to perform these functions, perform them itself or cancel the appointment of any of these Agents.  The Company may also approve a change in the office through which any Transfer Agent acts.

Section 3.04  Duties of the Agents.

(a)           The Company shall provide to the Paying Agent (unless the Company is acting as its own Paying Agent) sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the applicable Supplement in respect of the Notes of a series.

(b)           To the extent permitted by applicable law, the Paying Agent shall make available for inspection during normal business hours at its specified office copies of such documents as may be specified as so available in the Registration Statement or the applicable Supplement, or as may be required by any stock exchange on which such Notes may be listed.

(c)           Notwithstanding anything to the contrary, the Company shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority in connection with any Note and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

(d)           The Paying Agent shall collect all forms from Holders or, in the case of Notes held in a Clearing System, from the relevant Clearing System, if any, that are required to exempt payments under the Notes from United States federal income tax withholding.  The Paying Agent shall (i) withhold from each payment hereunder or under any Note any and all United States federal or state withholding taxes applicable thereto as required by law and (ii) file any information reports as it may be required to file under applicable law.

(e)           Each Agent shall be obligated to perform such duties and only such duties as are set out in this Indenture and no implied duties or obligations shall be read into this Indenture against such Agent.

(f)            Each Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Company (however, the foregoing portion of this clause (f) shall not apply to the Company acting as its own Paying Agent or Calculation Agent) or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile, telex or other paper or document (duly signed or which it believes in good faith to have been duly signed, where applicable) which it believes in good faith to be genuine and to have been delivered, signed or sent by the proper party or parties.

(g)           Each Agent and any of its officers, directors, employees or controlling persons may become the owner of, or acquire any interest in any Note, with the same rights that it or he would have if it or he were not appointed under this Indenture, and may engage or be interested in, any financial or other transaction with the Company, or may act as depositary, trustee or agent for any committee or body of Holders, as freely as if it or he were not appointed under this Indenture.

(h)           Each Agent may consult with legal and other professional advisers of its selection and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Indenture in good faith and in accordance with the opinion of the advisers (however, this clause (h) shall not apply to the Company acting as its own Paying Agent or Calculation Agent).

Section 3.05  Duties of the Transfer Agent.  If and to the extent specified in the terms and conditions of Notes of a series or if otherwise requested by the Company or Indenture Trustee, the Transfer Agent shall in compliance with such Notes and this Indenture:

(a)           Receive requests from Holders of such Notes for the transfer of Definitive Notes, inform the Registrar in writing of the receipt of such requests, forward the deposited Definitive Note(s) to or to the order of the Registrar and assist in the issuance of a new Definitive Note and in particular, without limitation, notify the Registrar in writing of (i) the name and address of the Holder of the Definitive Note, (ii) the serial number and principal amount of the Definitive Note, (iii) in the case of a transfer of a portion of a Note only, the principal amount of the Definitive Note to be so transferred and (iv) the name and address of the transferee to be entered on the Register;

(b)           Make available for collection by each relevant Holder new Definitive Notes;

(c)           Accept surrender of Definitive Notes and assist in effecting final payment of the Notes on the due date for payment;

(d)           Keep the Registrar informed of all transfers; and

(e)           Carry out such other acts as may reasonably be necessary to give effect to such Notes and this Indenture.

Section 3.06  Duties of the Registrar.

(a)           The Registrar shall maintain a Register which shall show the aggregate principal amount and date of issue of Notes of a series, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof.

(b)           The Registrar shall by the issue of new Notes, the cancellation of old Notes and the making of entries in the Register give effect to transfers of Notes in accordance with this Indenture.

(c)           The Company may from time to time deliver to the Registrar Notes of which it is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

(d)           As soon as reasonably practicable but in any event within ninety (90) days after each date on which Notes fall due for redemption, the Registrar shall notify the Company of the serial numbers of any Notes against surrender of which payment has been made and of the serial numbers of any Notes (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

(e)           The Registrar shall, upon and in accordance with the written instructions of the Company but not otherwise, arrange for the delivery in accordance with this Indenture of any notice which is to be given to a Holder of Notes and shall supply a copy thereof to the Indenture Trustee and the Paying Agent.

(f)            The Company shall ensure that each Registrar has available to it supplies of such Notes as shall be necessary in connection with the transfer of Notes and the exchange of Global Notes for Definitive Notes.

(g)           The Registrar shall make available, at the written request of the Holder of any Note, forms of proxy in a form and manner which comply with the provisions of this Indenture relating to meetings and shall perform and comply with the provisions of this Indenture applicable to it.

(h)           The Company shall provide to the Registrar:

(i)            specimen Notes in definitive form; and

(ii)           sufficient copies of all documents required to be available for inspection as provided in the Registration Statement or the Supplement in respect of Notes of a series, as may be required by any securities exchange on which such Notes may be listed, or as may be required by applicable law.

(i)            The Registrar shall make available for inspection during normal business hours at its specified office such documents as may be specified as so available at the specified office of such Registrar, as may be required by any securities exchange on which Notes of a series may be listed, or as may be required by applicable law.

(j)            The Registrar shall provide the Paying Agent and/or Indenture Trustee with all such information in the Registrar’s possession with respect to Notes of a series as the Paying Agent or the Indenture Trustee, as the case may be, may reasonably require in order to perform the obligations set out in this Indenture.

(k)           The Registrar shall ensure that in no event shall Definitive Notes be exchanged for Global Notes.

Section 3.07  Unclaimed Monies.  Any money or payment in respect of Government Obligations deposited with the Indenture Trustee, Registrar or the Paying Agent or then held by the Company, in trust, for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal or any such premium or interest had become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Company pursuant to a Company Order or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee, Registrar or the Paying Agent with respect to such trust money and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee, Registrar or the Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 3.08  Annual Statement as to Compliance.

(a)           Within 120 days after the end of each fiscal year of the Company, commencing on the first such date following the Issuance Date of the first series of Notes issued under this Indenture, the Company shall deliver to the Indenture Trustee an Officer’s Certificate stating, as to the signer thereof, that in the course of the performance by the signer of such Officer’s Certificate of his or her present duties as an officer of the Company, such signer would normally obtain knowledge or have made due inquiry as to the existence of any condition or event which would constitute a Default or Event of Default and that to the best of such signer’s knowledge, based on such review:

(i)            a review of the fulfillment by the Company and during such year of its obligations under this Indenture has been made under the supervision of such signer; and

(ii)           the Company has fulfilled in all material respects its obligations under this Indenture throughout such year, or, if there has been a Default or Event of Default in the fulfillment of any such obligation, specifying each such Default or Event of Default known to such signer and the nature and status thereof.

(b)           The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(i)            file with the Indenture Trustee, within thirty (30) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that if, pursuant to any publicly available interpretations of the Commission, the Company would not be required to make such filings under Section 314(a) of the Trust Indenture Act, then the Company shall not be required to make such filings;

(ii)           file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)          transmit within thirty (30) days after the filing thereof with the Indenture Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (i) and (ii) of this Section 3.08(b) as may be required by rules and regulations prescribed from time to time by the Commission.

(iv)          delivery of such reports, information and documents to the Indenture Trustee under paragraphs (i) and (iii) of this Section 3(b) is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(c)           The Company shall comply with the provisions of Section 314(d) of the Trust Indenture Act.

Section 3.09  Existence.  Subject to Section 4.01, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and all licenses and permits material to the normal conduct of its business; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 3.10  Reports; Financial Information; Notices of Defaults.

(a)           The Company shall promptly inform the Indenture Trustee in writing of the occurrence of any Default or Event of Default which is continuing of which it has actual knowledge.  Each notice given pursuant to this Section 3.10(a) shall be accompanied by an Officer’s Certificate setting forth details of the occurrence referred to therein and stating what action, if any, the Company has taken or proposes to take with respect thereto.

(b)           In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Indenture Trustee:

(i)            semi-annually with respect to Notes not later than the fifteenth (15th) day of November and the fifteenth (15th) day of May of each year or upon such other dates as are set forth in or pursuant to a Company Order or indenture supplemental hereto a list, in each case in such form as the Indenture Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(ii)           at such other times as the Indenture Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, provided, however, that so long as the Indenture Trustee is the Registrar no such list shall be required to be furnished.

(c)           The Indenture Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act. Every Holder, by receiving and holding Notes, agrees with the Company and the Indenture Trustee that neither the Company, the Indenture Trustee, the Paying Agent or the Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

(d)           On or before January 15, 2012 and on or before January 15 of each year thereafter, if required by Section 313(a) of the Trust Indenture Act, the Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of the previous November 15 with respect to any of the events specified in said Section 313(a) of the Trust Indenture Act which may have occurred within the previous 12 months or the date of this Indenture, if later.

(i)            The Indenture Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, the reports required by Section 313(b) of the Trust Indenture Act at the time specified therein.

(ii)           Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

(iii)          The Company will promptly notify the Indenture Trustee in writing when any Notes are listed on any stock exchange and of any delisting thereof.

Section 3.11  Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 3.12  Payment of Stamp Taxes.  The Company will pay or discharge or cause to be paid or discharged all stamp and similar taxes, if any, that may be imposed by Australia or any political subdivision or taxing authority thereof or therein with respect to the execution or delivery of this Indenture or the Notes.

Section 3.13  Withholding Tax and Payment of Additional Amounts.

(a)           Unless the applicable Supplement provides otherwise, the Company will pay all amounts that it is required to pay on the Notes without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges (“Taxes”) imposed or levied by or on behalf of Australia or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by law.  If that were to occur, the Company will pay such additional amounts (the “Additional Amounts”) so that the net amounts received by a Holder of such Note, after such withholding or deduction, will equal the amounts that such Holder would have received on such Note if such withholding or deduction had not been required; provided that no Additional Amounts shall be payable for or on account of:

(i)            any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder or beneficial owner of such Note was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, Australia or any political subdivision or taxing authority thereof or therein or otherwise had some connection with Australia or any political subdivision or taxing authority thereof or therein other than merely holding such Note or receiving payments under such Note;

(ii)           any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of such Note presented such Note for payment in Australia, unless the Holder was required to present such Note for payment and it could not have been presented for payment anywhere else;

(iii)          any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that the Holder of such Note presented such Note for payment more than thirty (30) days after the date such payment became due and was provided for, whichever is later, except to the extent that the Holder would have been entitled to the Additional Amounts on presenting such Note for payment on any day during that thirty (30) day period;

(iv)          any estate, inheritance, gift, sale, transfer, personal property or similar tax, duty, assessment or other governmental charge;

(v)           any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction;

(vi)          any tax, duty, assessment or other governmental charge that would not have been imposed if the Holder or beneficial owner of such Note complied with the Company’s request to provide information concerning his, her or its nationality, residence or identity or to make a declaration, claim or filing or satisfy any requirement for information or reporting that is required to establish the eligibility of the Holder or beneficial owner of such Note to receive the relevant payment without (or at a reduced rate of) withholding or deduction for or on account of any such tax, duty, assessment or other governmental charge;

(vii)         any tax, duty, assessment or other governmental charge that would not have been imposed but for the Holder or beneficial owner of such Note being our Offshore Associate (other than in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered managed investment scheme under the Australian Corporations Act);

(viii)        any tax, duty, assessment or other governmental charge that is imposed or withheld as a consequence of a determination having been made under Part IVA of the Australian Tax Act (or any modification thereof or provision substituted therefore) by the Australian Commissioner of Taxation that such tax, duty, assessment or other governmental charge is payable in circumstances where the Holder or beneficial owner of such Note is a party to or participated in a scheme to avoid such tax which the Company was not a party to;

(ix)           any tax, duty, assessment or other governmental charge that is imposed pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive, or any agreement entered into by a Member State of the European Union with (A) any other state or (B) any relevant, dependent or associated territory of any Member State of the European Union providing for measures equivalent to, or the same as, those provided for by such Directive; or

(x)            any combination of the foregoing.

(b)           Subject to the foregoing, Additional Amounts will also not be paid with respect to any payment on any Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that such payment would, under the laws of Australia or any political subdivision or taxing authority thereof or therein, be treated as being derived or received for tax purposes by a beneficiary or settler of that fiduciary or a member of that partnership or a beneficial owner, in each case, who would not have been entitled to those Additional Amounts had it been the actual Holder of such Note.

(c)           Upon the consolidation into, merger with or sale of substantially all of the assets of the Company to any other entity that is organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, references above to “Australia” will be treated as references to both Australia and the country in which such entity is organized or resident (or deemed resident for tax purposes).

(d)           All references in this Indenture to the payment of the principal of, or any premium or interest on, any Note or the net proceeds received on the sale or exchange of any Note shall be deemed to include the payment of Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable.

Section 3.14  Money for Notes to Be Held in Trust; Unclaimed Money.  If the Company shall at any time act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of, or premium, if any, or interest or other amounts on any of the Notes of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest or other amounts so becoming due until such sums shall be paid to such

Persons or otherwise disposed of as herein provided and will promptly notify the Indenture Trustee in writing of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company will cause each Paying Agent for any series of Notes other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of, or premium, if any, or interest on Notes of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Indenture Trustee written notice of any default by the Company in the making of any payment of principal, premium, if any, or interest on the Notes; and

(3)           at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.  If the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in a separate trust fund.

Any money deposited with the Indenture Trustee or any Paying Agent, or then held by the Company, in trust for the payment of any principal, premium or interest or other amounts on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest or other amounts has become due and payable shall be paid to the Company on the Company’s written request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 3.15  Insurance.  The Company covenants and agrees that it will maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations or through a program of self-insurance in such amounts and covering such risks as are consistent with sound business practice for corporations engaged in the same or a similar business similarly situated.

Section 3.16  Indemnification of Judgment Currency.  The Company shall indemnify the Indenture Trustee and any Holder of a Note against any loss incurred by the Indenture Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Note and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than the Specified Currency, and as a result of any variation as between (i) the rate of exchange at which the Specified Currency amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Indenture Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase the Specified Currency with the amount of the Judgment Currency actually received by the Indenture Trustee or such Holder.   The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the Specified Currency.

Section 3.17  Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 3.09 and 3.12 with respect to the Notes of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waive, and, until such waiver shall become effective, the obligations of the Company and the duties of the Indenture Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 3.18  Ancillary Documents.  The Company hereby expressly authorizes and directs the Indenture Trustee to execute and deliver each of the documents, instruments and agreements attached as Exhibits or otherwise expressly contemplated by the terms of, this Indenture with respect to the Notes of any series from time to time.

ARTICLE 4

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 4.01  Company May Consolidate, etc. on Certain Terms.  The Company may not merge or consolidate with or into any other Person or sell, convey or transfer all or substantially all of its assets to any Person, unless (i) (A) in the case of such merger or consolidation, the Company is the surviving Person or (B) the Person formed by such consolidation or into which the Company is merged, or the Person that acquires by sale, conveyance or transfer, the assets of the Company expressly assumes by supplemental indenture delivered to the Trustee all the obligations of the Company under the Notes and under this Indenture, (ii) immediately thereafter, giving effect to such merger or consolidation, or such sale, conveyance or transfer, no Event of Default shall have occurred and be continuing and (iii) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, consolidation, sale, conveyance or transfer complies with this Section 4.01 and that all conditions precedent herein provided for relating to such transaction have been complied with (which Opinion of Counsel may rely on such Officer’s Certificate with respect to compliance with the preceding clause (ii)).  In the event of the assumption by a successor Person of the obligations of the Company as provided in clause (i)(B) of the immediately preceding sentence, such successor Person shall succeed to and be substituted for the Company hereunder and under the Notes and all such obligations of the Company shall terminate and, if such successor Person is organized under the laws of a country other than Australia or a political subdivision of a country other than Australia, references to “Australia” shall be treated as references to both Australia and the country in which such successor Person is organized or resident (or deemed resident for tax purposes).

Section 4.02  Successor Corporation to Be Substituted for Company.  In case of any such consolidation, merger, sale, transfer or conveyance and upon any such assumption by the successor corporation, or the entity to which all or substantially all of the Company’s assets have been sold, assigned, transferred, leased or conveyed, such successor corporation or other entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and thereafter, except in the case of a lease, the predecessor corporation or entity shall be relieved of all obligations and covenants under this Indenture and the Notes.  Such successor corporation or other entity thereupon may cause to be signed, and may issue either in its own name or in the name of Westpac Banking Corporation, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Indenture Trustee; and, upon the order of such successor corporation or other entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Indenture Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by an Authorized Officer of the Company to the Indenture Trustee for authentication, and any

Notes which such successor corporation or other entity thereafter shall cause to be signed and delivered to the Indenture Trustee for that purpose.  All of the Notes, so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes, if any, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 5

SATISFACTION AND DISCHARGE; SUBROGATION

Section 5.01  Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to Notes of a series (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for) and the Indenture Trustee, on written demand at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes, when:

(a)           either:

(i)            all such Notes theretofore authenticated and delivered (other than (x) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.11 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 3.07) have been delivered to the Indenture Trustee for cancellation; or

(ii)           all such Notes not theretofore delivered to the Indenture Trustee for cancellation:

(A)          have become due and payable,

(B)           will become due and payable at their Stated Maturity Date within one year, or

(C)           are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Indenture Trustee as trust funds:  (1) money; (2) Government

Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money; or (3) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Indenture Trustee, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation, for principal of, premium, if any, or any interest on, the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity Date or redemption date, as the case may be; provided that the Indenture Trustee shall have the right (but not the obligation) to require the Company to deliver to the Indenture Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Indenture Trustee, as to the sufficiency of deposits made by the Company pursuant to this section;

(b)           the Company has paid or caused to be paid in full all other sums payable hereunder by the Company with respect to such Notes; and

(c)           the Company has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein providing for the satisfaction and discharge of this Indenture with respect to Notes of such series have been complied with. The Company shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to this Section 5.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Indenture Trustee under the preceding paragraph and under Section 7.10, and, if money and/or Government Obligations shall have been deposited with the Indenture Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Indenture Trustee under Section 5.02 and Section 3.07 shall survive.

Section 5.02  Application of Trust Money.  Subject to the provisions of Section 3.07, all money and Government Obligations deposited with the Indenture Trustee pursuant to Section 5.01 and all proceeds of such Government Obligations and the interest thereon, shall be held in trust and applied by it, in accordance with the provisions of the relevant Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Indenture Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money and Government Obligations have been deposited with or received by the Indenture Trustee.

Section 5.03  Repayment of Funds Held by Paying Agent.  In connection with the satisfaction and discharge of Notes of a series as set forth in Section 5.01 above, all funds or Government Obligations then held by any Paying Agent under the provisions of this Indenture that relate to such Notes shall, upon demand of the Company, be repaid to the Company or paid to the Indenture Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such funds.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01  Events of Default.  An “Event of Default” with respect to a series of Notes means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order, rule or regulation of any administrative governmental body):

(a)           the Company fails to pay interest on any Note of that series or any Additional Amount payable with respect to any Note of that series when the same becomes due and payable and such default continues for a period of 30 days;

(b)           the Company fails to pay the principal of, or any premium on, any Note of that series when the same becomes due and payable on the Maturity Date or on redemption and continuance of such failure for a period of 15 days;

(c)           the Company fails to perform any material covenant or warranty in this Indenture (other than those listed in Section 6.01(a), (b) and, if applicable, (g) hereof or any other covenant which has expressly been included in this Indenture solely for the benefit of any series of Notes other than that series) with respect to such series of Notes for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Indenture Trustee or to the Company and the Trustee by the Holders of at least 33 1/3% in principal amount of the Outstanding Notes of that series, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)           the Company (A) commences a voluntary case or proceeding under any applicable law involving any procedure whereby Westpac may be wound-up, dissolved, liquidated, sequestered or cease to exist as a body corporate whether brought or instigated by a holder of notes or any other person, but, in any case, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency where the Company’s obligations in relation to the Outstanding Notes are assumed by the successor entity to which all, or substantially all, of the Company’s property, assets and undertaking are transferred or where an arrangement with similar effect not involving a bankruptcy or insolvency is implemented (a “Winding Up”), or (B)

consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable law involving a Winding Up of the Company or to the commencement of any such case or proceeding against it or (C) files a petition or answer or consent seeking such relief under any applicable law, or consents to the filing of such petition; provided in any such case that such event will necessarily result in a Winding Up of the Company;

(e)           a court of competent jurisdiction enters a decree or order, which is not successfully appealed within 60 days, (A) for relief in respect of the Company in an involuntary case or proceeding involving a Winding Up of the Company or (B) relating to a Winding Up of the Company where such decree or order will necessarily result in a Winding Up of the Company;

(f)            a court of competent jurisdiction enters a decree or order appointing a custodian, receiver, liquidator, statutory manager, controller, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, and such decree, proceeding or order shall not be removed, paid out or otherwise discharged within a period of 60 consecutive days unless the same is being contested in good faith, or the Company consents to such an appointment or makes a general assignment for the benefit of its creditors;

(g)           any other Event of Default set forth in the applicable Supplement, with respect to Notes of that series.

Section 6.02  Acceleration; Rescission and Annulment.  If an Event of Default with respect to any series of Notes occurs and is continuing, then the Indenture Trustee or the Holders of not less than 33 1/3% of the principal amount of the Outstanding Notes of that series may declare the principal amount (or, if any Notes of that series are Discount Notes, such portion of the principal amount as may be specified in the terms of that series of Notes) of the Outstanding Notes of that series to be due and payable by written notice signed by such Holders delivered to the Company and the Indenture Trustee, and upon any such declaration and notice such principal amount (or specified amount) shall become immediately due and payable together with any accrued interest to the date of payment thereof.

At any time after such a declaration of acceleration with respect to a series of Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Holders of such series, the Holders of a majority in aggregate principal amount of the Outstanding Notes of that series, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration and its consequence if:

(a)           The Company has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i)            all overdue interest on the Notes of that series;

(ii)           the principal of (and premium, if any, on) any Notes of that series which have become due, other than by declaration of acceleration, and interest thereon at the rate or rates prescribed in such Notes;

(iii)          to the extent that payment of such interest is lawful, interest on overdue interest at the rate or rates, if any, prescribed in such Notes;

(iv)          all sums paid or advanced by the Indenture Trustee under this Indenture and reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel; and

(b)           all Events of Default with respect to Notes of that series, other than the non-payment of principal of the Notes of that series that have become due solely by such declaration of acceleration, have been cured or waived.

No such rescission shall affect any subsequent Event of Default or impair any consequent right of a Holder.

Section 6.03  Collection of Indebtedness and Suits for Enforcement.  The Company covenants that if:

(a)           default is made in the payment of any installment of interest on any Note of any series when such interest becomes due and payable (after the expiration of any applicable cure period), or

(b)           default is made in the payment of the principal or premium, if any, of any Note of any series when such principal or premium, if any, becomes due and payable (after the expiration of any applicable grace period), the Company will upon demand of the Indenture Trustee (which the Indenture Trustee may make, but is not required to make) pay to the Indenture Trustee, for the benefit of all the Holders of such Notes, the whole amount then due and payable on all such Notes and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

If the Company fails to pay such amounts it is required to pay the Indenture Trustee pursuant to the preceding paragraph, then forthwith upon the demand of the Indenture Trustee, in its own name and as trustee of an express trust, the Indenture Trustee may (but is not required to) institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon any of such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

If an Event of Default with respect to a particular series of Notes occurs and is continuing, the Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of such Notes by such appropriate judicial proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.04  Indenture Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes of any series or their property or their creditors, the Indenture Trustee (irrespective of whether any Notes of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Company for the payment of any overdue principal, premium or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal of, and any premium and interest owing and unpaid in respect of, the Notes of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders of Notes of such series allowed in such proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes of such series to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders of Notes of such series, to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 7.10.

Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting any of the Notes or the rights of any Holder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Indenture Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 6.05  Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or under any of the Notes of any series may be prosecuted and enforced by the Indenture Trustee without the possession of any of such Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee in accordance with the terms hereof shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Holders of Notes of such series in respect of which such judgment has been recovered.

Section 6.06  Application of Money Collected.  Any money collected by the Indenture Trustee under this Article with respect to a series of Notes and any monies that may then be held or thereafter received by the Indenture Trustee with respect to a series of Notes shall be applied in the following order, at the date or dates fixed by the Indenture Trustee and, in case of the distribution on account of principal or interest, upon presentation of such Notes, or both, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST, to the payment of the reasonable and customary expenses and counsel fees and expenses incurred by the Indenture Trustee and any other amounts due and unpaid to the Indenture Trustee;

SECOND, to the payment of the amounts then due and unpaid upon the applicable series of Notes for principal, premium, if any, and interest and all other amounts in respect of which, or for the benefit of which such amount has been collected, ratably, without preference or priority of any kind, according to the aggregate principal amounts due and payable on such series of Notes; and

THIRD, any remaining balance shall be paid to the Company.

Section 6.07  Limitation on Suits.  Except as otherwise provided in Section 6.08, no Holder of any Note of any series shall have any right to institute any proceedings, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes of that series;

(b)           the Holder or Holders of Notes representing not less than thirty-three and one-third percent (33 1/3%) of the aggregate principal amount of the Outstanding Notes of that series shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(c)           such Holder or Holders have offered to the Indenture Trustee indemnity or security reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Holder or Holders of Notes representing at least a majority in aggregate principal amount of the Outstanding Notes of that series;

it being understood and intended that no one or more Holders of Notes of any series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes of such series or to obtain or to seek to obtain priority or preference over any other Holder of Notes of such series or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the Notes of such series (it being understood that the Indenture Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.08  Unconditional Rights of Holders to Receive Payments.  Notwithstanding any other provision in this Indenture, each Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, any interest on, and premium, if any, on such Note on the respective Stated Maturity Date or redemption date thereof and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 6.09  Restoration of Rights and Remedies.  If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Holder, then and in every such case the Company, the Indenture Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 6.10  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.11, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to each and every Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11  Delay or Omission Not Waiver.  No delay or omission of the Indenture Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such right or remedy accruing upon any Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Indenture Trustee or to any Holder may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by such Holder, as the case may be.

Section 6.12  Control by Holders.  Holders, representing at least a majority of the aggregate principal amount of the Outstanding Notes of any series who provide the Indenture Trustee with indemnification reasonably satisfactory to the Indenture Trustee shall have the right to direct the time, method and place of conducting any proceedings for exercising any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction and (c) subject to the provisions of Section 7.01, the Indenture Trustee shall have the right to decline to follow any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer or Officers of the Indenture Trustee, determine that the proceeding so directed would be unduly prejudicial to the rights of the Holders of Notes of such series not consenting, or would involve the Indenture Trustee in personal liability.

Section 6.13  Waiver of Past Defaults.  Notwithstanding anything herein to the contrary, Holders representing a majority of the aggregate principal amount of the Outstanding Notes of any series may on behalf of the Holders of all the Notes of such series waive any past Default hereunder with respect thereto and its consequences, except a Default:

(a)           in the payment of any principal of, any interest on, or premium, if any, on any Note of such series, or

(b)           in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Outstanding Note of such series.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture with respect to the Notes of such series; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.14  Undertaking for Costs.  All parties to this Indenture agree, and each Holder, by acceptance of a Note, shall be deemed to have agreed that, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee or any Agent, to any suit instituted by any Holder of Notes of a series, or group of such Holders, holding in the aggregate Notes representing more than ten percent (10%) of the aggregate principal amount of the Outstanding Notes of such series, or to any suit instituted by any Holder of Notes of a series for the enforcement of the payment of any installment of interest on any such Note on or after the Stated Maturity Date thereof expressed in such Note or for the enforcement of the payment of any principal of such Note at the Stated Maturity Date therefor.

Section 6.15  Waiver of Stay or Extension Laws.  The Company covenants that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any law wherever enacted, now or at any time hereafter in force, providing for any appraisement, valuation, stay, extension or redemption, which may affect the covenants in, or the performance of, this Indenture, including the payment of all or a portion of the principal of or premium, if any, or interest on the Notes contemplated herein; and the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16  Waiver of Sovereign Immunity.  To the extent that the Company or any properties, assets or revenues of the Company may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any Note or any series of this Indenture, the Company, to the extent permitted by applicable law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consent to such relief and enforcement, provided, however, that nothing herein shall affect the applicability of:

(1)           Section 13A of the Australian Banking Act, which provides that if an ADI, such as the Company, becomes unable to meet its obligations or suspends payment, the assets of such ADI in Australia are to be available to satisfy, in priority to all other liabilities of the ADI, including the Notes:

(A)          first, certain obligations of the ADI to APRA, (if any) arising under Division 2AA of Part II of the Australian Banking Act in respect of amounts payable by APRA to holders of protected accounts (as defined under the Australian Banking Act) in connection with the financial claims scheme, established under the Australian Banking Act;

(B)         second, APRA’s costs (if any) in exercising its powers and performing its functions relating to the ADI in connection with the financial claims scheme, established under the Australian Banking Act;

(C)         third, the ADI’s liabilities (if any) in Australia in relation to protected accounts that account-holders keep with the ADI;

(D)         fourth, the ADI’s debts (if any) to the Reserve Bank of Australia; and

(E)         fifth, the ADI’s liabilities (if any) under an industry support contract that is certified under Section 11CB of the Australian Banking Act;

(2)           Section 16(2) of the Australian Banking Act, which provides that certain other debts of an ADI due to APRA shall in a winding-up of such ADI have, subject to Section 13A of the Australian Banking Act, priority over all other unsecured debts of such ADI;

(3)           Section 86 of the Reserve Bank Act 1959 of Australia, which provides that in a winding-up of a bank, such as the Company, debts due by the bank to the Reserve Bank of Australia  shall, subject to Section 13A(3) of the Australian Banking Act, have priority over all other debts of such bank; or

(4)           any other provision of Australian law having mandatory application to the Company or its assets.

ARTICLE 7

THE INDENTURE TRUSTEE AND OTHER AGENTS

Section 7.01  Duties of Indenture Trustee.

(a)           If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default, the Indenture Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations of the Indenture Trustee shall be read into this Indenture.

(c)           No provision of this Indenture shall be construed to relieve the Indenture Trustee or any Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this subsection does not limit the effect of subsection (b) of this Section 7.01;

(ii)           the Indenture Trustee may in good faith conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to it and conforming to the requirements of this Indenture unless a Responsible Officer of the Indenture Trustee has actual knowledge that such statements or opinions are false; provided that the Indenture Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture (but the Indenture Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(iii)          each of the Indenture Trustee and each Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Indenture Trustee or Agent, as the case may be, was negligent in ascertaining the pertinent facts;

(iv)          the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of Holders representing at least a majority of the aggregate principal amount of the Outstanding Notes of any series or pursuant to Section 6.07 for actions or omissions relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to any Notes; and

(v)           no provision of this Indenture shall require the Indenture Trustee or any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.01.

(e)           The Indenture Trustee shall, on behalf of the Company, and to the extent that the relevant information shall be reasonably available to it, submit such reports or information as may be required from time to time in relation to the issue of any Notes by applicable law, regulations and guidelines by governmental regulatory authorities as may be subsequently requested by the Company and agreed to in writing between the Company and the Indenture Trustee.

Section 7.02  No Liability to Invest.  None of the Agents shall be under any liability for interest on, or have any responsibility to invest, any monies received by it pursuant to any of the provisions of this Indenture or the Notes of any series.

Section 7.03  Performance Upon Default.  None of the Agents shall have any duty or responsibility in case of any default by the Company in the performance of its obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Company).

Section 7.04  No Assumption by Paying Agent, Transfer Agent, Calculation Agent or Registrar.  In acting hereunder and in connection with the Notes of any series, the Paying Agent, the Transfer Agent, the Calculation Agent and the Registrar shall act solely as agents of the Company and will not thereby assume any obligations towards, or relationship of agency or trust for, any Holder.

Section 7.05  Notice of Default.  Within ninety (90) days after a Responsible Officer of the Indenture Trustee becomes aware of the occurrence of any Default or Event of Default with respect to a series of Notes which is continuing hereunder, the Indenture Trustee shall transmit to the Company and all Holders of the Notes of such series notice of each such Default or Event of Default hereunder known to the Indenture Trustee, unless such Default or Event of Default shall have been cured or waived;

provided, however, that, except in the case of a Default of the kind described in Section 6.01(a), (b), (d) or (e), the Indenture Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Indenture Trustee in good faith determines that the withholding of such notice is in the interests of such Holders.

Section 7.06  Rights of Indenture Trustee.  Subject to the provisions of Section 7.01(c):

(a)           The Indenture Trustee may conclusively rely on any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person.  The Indenture Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Indenture Trustee acts or refrains from acting it may require an Officer’s Certificate or an Opinion of Counsel (or may consult with financial or other advisors or consultants appointed with due care).  The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in conclusive reliance on any Company Order, Officer’s Certificate, Opinion of Counsel or advice from financial or other advisors or consultants appointed with due care.

(c)           The Indenture Trustee may act through agents or attorneys and shall not be responsible for monitoring or supervising the actions of, or for the misconduct or negligence of, any agent or attorney appointed with due care.

(d)           The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

(e)           The Indenture Trustee may employ or retain such counsel, accountants, appraisers, agents or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for misconduct or negligence on the part of any such person appointed with due care.

(f)            The Indenture Trustee may act and conclusively rely and shall be protected in acting and conclusively relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, agents or other expert or adviser, whether retained or employed by the Company or by the Indenture Trustee, in relation to any matter arising in the administration of the trusts hereof.

(g)           The Indenture Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)           The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, with any reasonable costs related thereto to be paid by the Company pursuant to Section 7.10 of this Indenture, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(j)            The Indenture Trustee shall not be deemed to have notice of any Default or Event of Default with respect to a series of Notes unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee from the Company or the Holders of at least thirty-three and one-third percent (33 1/3%) in aggregate principal amount of the Notes of such series and such notice references the Notes of such series and this Indenture and states that a Default or Event of Default with respect to such series of Notes has occurred.

(k)           Permissive powers granted to the Indenture Trustee hereunder shall not be construed to be mandatory duties on its part.

(l)            The rights and protections afforded to the Indenture Trustee pursuant to this Article 7 shall also be afforded to the Paying Agent, Calculation Agent, Registrar or Transfer Agent, or any successor or agent thereof.

(m)          The Indenture Trustee shall have no liability for the actions or omissions of the Paying Agent, Registrar, Calculation Agent or Transfer Agent, provided that such action or omission is not caused by the Indenture Trustee’s own negligence, bad faith or willful misconduct.

(n)           The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through delegates, agents, attorneys, custodians, or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part, or the supervision, of any agent, attorney, custodian, or nominee appointed with due care hereunder except as otherwise agreed in writing with the Company.

(o)           Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order or as otherwise expressly provided herein.

(p)           Whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(q)           The Indenture Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(r)            The Indenture Trustee may request that the Company deliver a certificate, in the form attached as Exhibit B, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.07  Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes of a series, except the certificates of authentication on any Notes, shall be taken as the statements of the Company and neither the Indenture Trustee nor any Agent assumes any responsibility for their correctness.  Neither the Indenture Trustee nor any Agent makes any representations as to the validity, enforceability or sufficiency of this Indenture or of any Notes issued under this Indenture.  Neither the Indenture Trustee nor any Agent shall be accountable for the use or application by the Company of the Notes of a series or the proceeds thereof or any money paid to the Company or upon Company Order pursuant to the provisions hereof.

Section 7.08  Indenture Trustee May Hold Notes.  The Indenture Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 7.11 herein and Section 311(a) of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Indenture Trustee.

Section 7.09  Money Held in Trust.  Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law.  The Indenture Trustee shall be under no liability for interest on any money received by it hereunder and shall not invest such money, unless otherwise agreed to in writing and permitted by law.

Section 7.10  Compensation and Reimbursement.  The Company agrees:

(a)                                  to pay to the Indenture Trustee from time to time such compensation for all services rendered by it hereunder as agreed in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and

(c)                                  to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Indenture Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any applicable bankruptcy, insolvency, reorganization or similar law.

The Indenture Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought promptly after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Indenture Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indenture Trustee. If the Company and the Indenture Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Indenture Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld. In the case where the Company has assumed the defense of a claim and the Indenture Trustee and the Company are represented by the same legal counsel, the Indenture Trustee should not settle such a claim without the written consent of the Company, which shall not be unreasonably withheld.  The obligations of the Company in this Section shall survive termination of this Indenture.

Section 7.11  Indenture Trustee Required Eligibility.  The Company agrees, for the benefit of the Holders, that there shall at all times be an Indenture Trustee hereunder which shall be a corporation or national banking association organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such law to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by federal or state authority and having an established place of business in the Borough of Manhattan, the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.11, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition as published.  Notwithstanding any provision of this Indenture to the contrary the Indenture Trustee also must meet the requirements set forth in Section 310 of the Trust Indenture Act, to the extent applicable.  To the extent permitted by the Trust Indenture Act, the Indenture Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one series.  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.12  Registration and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Section shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.13.

(b)                                 The Indenture Trustee may resign at any time with respect to one or more series of Notes by giving not less than sixty (60) days’ prior written notice thereof to the Company and the Holders of such series of Notes. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

(c)                                  The Indenture Trustee may be removed with respect to all series of Notes Outstanding at any time by an Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes of all series voting as a class, delivered to the Indenture Trustee and to the Company. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Indenture Trustee within thirty (30) days after receipt of the Act of Holders relating to such removal, the

Indenture Trustee may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Indenture Trustee and any and all amounts then due and owing to the retiring Indenture Trustee shall be paid in full.

(d)                                 If at any time (i) the Indenture Trustee shall cease to be eligible under Section 7.11 and shall fail to resign after written request by the Company or any Holder (who has been a bona fide Holder of a Note for at least six (6) months), (ii) the Indenture Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or (iii) the Indenture Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Notes of a series after written request therefor by the Company or any Holder who has been a bona fide Holder of a Note of such series for at least six (6) months, then, (x) the Company (except during the existence of an Event of Default) by a Company Order may, or (y) subject to Section 6.14, any Holder who has been a bona fide Holder of a Note of such series for at least six (6) months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee, in each case with respect to such series of Notes.

(e)                                  If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Indenture Trustee for any cause with respect to a series of Notes, the Company, by a Company Order, shall promptly appoint a successor Indenture Trustee with respect to such series and shall comply with the requirements of Section 7.13.  If within one year after such resignation, removal or incapability or the occurrence of such vacancy a successor Indenture Trustee with respect to such series shall be appointed by Act of Holders of Notes representing a majority of the aggregate principal amount of the Outstanding Notes of such series delivered to the Company and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, upon its acceptance of such appointment in accordance with the requirements of Section 7.13, become the successor Indenture Trustee with respect to such series and supersede the successor Indenture Trustee appointed by the Company.  If no successor Indenture Trustee with respect to such series shall have been so appointed by the Company or Holders of Notes of such series and shall have accepted appointment in the manner hereinafter provided, any Holder who has been a Holder of a Note of such series for at least six months may (subject to Section 6.14), on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to such series of Notes.

(f)                                    The Company shall give notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Notes of the affected series, if any, as their names and addresses appear in the Register.  Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

(g)                                 Any successor Indenture Trustee shall satisfy all applicable requirements under this Indenture.

Section 7.13  Acceptance of Appointment by Successor.

(a)                                  Every successor Indenture Trustee appointed hereunder with respect to all Notes shall execute, acknowledge and deliver to the Company and the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee.  Notwithstanding the foregoing, on written request of the Company or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.

(b)                                 In case of the appointment hereunder of a successor Indenture Trustee with respect to the Notes of one or more (but not all) series, the Company, the retiring Indenture Trustee and each successor Indenture Trustee with respect to the Notes of that or those series shall execute and deliver an indenture supplemental hereto wherein each successor Indenture Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Indenture Trustee all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates, (2) if the retiring Indenture Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Indenture Trustee with respect to the Notes of that or those series as to which the retiring Indenture Trustee is not retiring shall continue to be vested in the retiring Indenture Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Indenture Trustee’s co-trustees of the same trust and that each such Indenture Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Indenture Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Indenture Trustee shall become effective to the extent provided therein and each such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Indenture Trustee with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates; but, on request of the Company or any successor Indenture Trustee, such retiring Indenture Trustee shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder with respect to the Notes of that or those series to which the appointment of such successor Indenture Trustee relates.

(c)                                  Upon request of any such successor Indenture Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section, as the case may be.

(d)                                 No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

Section 7.14  Merger, Conversion, Consolidation or Succession to Business of Indenture Trustee.  Any corporation or national banking association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or national banking association shall be otherwise qualified and eligible under this Article.  In case any Notes have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had authenticated such Notes.

Section 7.15  Appointment and Duties of the Calculation Agent.

(a)                                  Unless the Paying Agent advises the Company that it is unable or unwilling to act as Calculation Agent, the Company appoints the Paying Agent at its specified office as Calculation Agent in relation to any series of Notes in respect of which it is named as such in the related Supplement for the purposes specified in this Indenture and all matters incidental thereto.

(b)                                 The Paying Agent accepts its appointment as Calculation Agent in relation to any series of Notes in respect of which it is named as such in the related Supplement and shall perform all matters expressly to be performed by it in, and otherwise comply with, the terms and conditions of such series of Notes and the provisions of this Indenture and, in connection therewith, shall take all such action as may be incidental thereto.  If the Calculation Agent is incapable or unwilling to perform its duties hereunder, the Indenture Trustee (or the Company if the Indenture Trustee is the Calculation Agent) will appoint the Paying Agent or another leading commercial bank to serve as Calculation Agent.  Any resignation by or termination of a Calculation Agent shall not be effective until a successor Calculation Agent has been appointed.

(c)                                  The Calculation Agent shall in respect of a series of Notes:

(i)                                     obtain such quotes and rates and/or make such determinations, calculations and adjustments as may be required under such Notes and provide notice of any applicable interest rate calculations or determinations or periods with respect to such Notes to the Holders of such Notes upon their request and to the Indenture Trustee, Paying Agent and the Company, and if such Notes are listed on a stock exchange, and the rules of such exchange so require, such exchange as soon as possible after the Calculation Agent’s determination or calculation of such interest rates or interest rate periods, but in no event later than the fourth (4th) Banking Day thereafter or, earlier in the case of notification to a stock exchange, if the rules of such exchange so require; and

(ii)                                  maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such record available for inspection at all reasonable times by the Company, the Indenture Trustee and the Paying Agent.

(d)                                 The Calculation Agent shall have no liability to the Holders of Notes of any series in respect of any determination, calculation, quote or rate made or provided by the Calculation Agent in good faith.

Section 7.16  Changes in Agents.

(a)                                  Any Agent may resign its appointment hereunder upon the expiration of not less than thirty (30) days’ notice to that effect to the Company (with a copy to the Indenture Trustee); provided, however, that any such notice which would otherwise expire within thirty (30) days before or after the Maturity Date or any interest or other payment date of a series of Notes shall be deemed to expire on the thirtieth (30th) day following the Maturity Date or, as the case may be, such interest or other payment date with respect to such series.

(b)                                 The Company may revoke its appointment of any Agent hereunder upon not less than thirty (30) days notice to the applicable Agent and the Indenture Trustee to that effect.

(c)                                  The appointment of any Agent hereunder shall terminate forthwith if any of the following events or circumstances shall occur or arise, namely, such Agent becomes incapable of acting; is adjudged bankrupt or insolvent; files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof; a resolution is passed or an order is made for the winding-up or dissolution of such Agent; a receiver, administrator or other similar official of such Agent or of all or any substantial part of its property is appointed; an order of any court is entered approving any petition filed by or against such Agent under the provisions of any applicable bankruptcy or insolvency law; or any public officer takes charge or control of such Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

(d)                                 The Company may (and shall where necessary to comply with the terms and conditions of a series of Notes) appoint substitute or additional agents, including the Company itself, in relation to such Notes and shall forthwith notify the other parties hereto thereof, whereupon the parties hereto and such substitute or additional agents shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture; provided that at all times there will be a Paying Agent in the Borough of Manhattan, The City of New York.

(e)                                  If any Agent gives notice of its resignation in accordance with this Section 7.16, and a successor of such Agent in relation to such Notes has not been appointed by the Company by the tenth (10th) day before the expiration of such notice, such Agent may itself, following such consultation with the Company as may be practicable in the circumstances, appoint as its successor any reputable and experienced bank or financial institution (which will ensure compliance with the terms and conditions of such Notes) and give notice of such appointment in accordance with the terms and conditions of such Notes, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.

(f)                                    Upon any resignation or revocation becoming effective under this Section, the relevant Agent shall:

(i)                                     be released and discharged from its obligations under this Indenture;

(ii)                                  in the case of the Paying Agent, deliver to the Company and to the successor Paying Agent a copy, certified as true and up-to-date by an officer of the Paying Agent, of the records maintained by it in accordance with Section 3.04;

(iii)                               in the case of the Registrar, deliver to the Company and to the successor Registrar a copy, certified as true and up-to-date by an officer of such Registrar, of each of the Registers and other records maintained by it in accordance with Section 2.07;

(iv)                              in the case of a Calculation Agent, deliver to the Company and to the successor Calculation Agent a copy, certified as true and up-to-date by an officer of such Calculation Agent of the records maintained by it in accordance with Section 7.15; and

(v)                                 upon payment to it by the Company of all amounts owed to it, forthwith transfer all monies and papers (including any unissued Global Notes or Definitive Notes) held by it hereunder to its successor in that capacity and, upon appropriate notice, provide reasonable assistance to such successor for the discharge by it of its duties and responsibilities hereunder.

(g)                                 Any corporation into which any Agent may be merged or converted, any corporation with which any Agent may be consolidated, any corporation resulting from any merger, conversion or consolidation to which any Agent shall be a party or any corporation succeeding to all or substantially all the corporate agency business of such Agent, shall, to the extent permitted by applicable law, be the successor to such Agent hereunder and in relation to the affected Notes without any further formality, whereupon the parties hereto and such successor agent shall thereafter have the same rights and obligations among them as would have been the case had they then entered into an agreement in the form mutatis mutandis of this Indenture.  Notice of any such merger, conversion, consolidation or asset transfer shall forthwith be given by such successor to the Company and the other parties hereto.

(h)                                 If any Agent decides to change its specified office (which may only be effected within the same city) it shall give notice to the Company (with a copy to the Indenture Trustee) of the address of the new specified office stating the date on which such change is to take effect, which date shall be not less than thirty (30) days after the date of such notice.  The relevant Agent shall at its own expense not less than fourteen (14) days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Section on or prior to the date of such change) publish or cause to be published notice thereof.

Upon the execution hereof and thereafter forthwith upon any change of the same, the Company shall deliver to the Indenture Trustee (with a copy to the Paying Agent) a list of the Authorized Officers of the Company together with certified specimen signatures of the same.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01  Supplemental Indentures Without Consent of Holders.  Without notice to, or the consent of, any Holder, the Company and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, in order to:

(a)                                  evidence the succession of another individual, corporation or other entity to the Company and the assumption of the Company’s covenants and obligations by its successor;

(b)                                 add to the Company’s covenants for the benefit of the Holders of Notes of all or any series or surrender any of the Company’s rights or powers or to comply with certain requirements of the SEC relating to the qualification of the indenture under the Trust Indenture Act;

(c)                                  add additional Events of Default, provided that any such action does not materially and adversely affect the interests of any Holder of Notes of any series;

(d)                                 add to or change any provisions of this Indenture to such extent as necessary to facilitate the issuance of Notes in global form;

(e)                                  change or eliminate any provision of this Indenture affecting only Notes not yet issued;

(f)                                    establish the form or terms of Notes;

(g)                                 provide for delivery of such supplemental indentures or the Notes of any series in or by means of any computerized, electronic or other medium, including without limitation by computer diskette;

(h)                                 evidencing and providing for the acceptance of appointment hereunder by a successor Indenture Trustee with respect to the Notes of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Indenture Trustee;

(i)                                     maintain the qualification of this Indenture under the Trust Indenture Act;

(j)                                     correct or supplement any inconsistent provisions or cure any ambiguity or omission or correct any mistake, provided that any such action does not materially and adversely affect the interests of any Holder of Notes of any series;

(k)                                  amend any Note or the Indenture to conform to the descriptions of the terms of the Notes in the Registration Statement or the applicable Supplement; or

(l)                                     any other change that does not adversely affect the interests of the Holders and is not otherwise prohibited.

Section 8.02  Supplemental Indenture With Consent of Holders.

(a)                                  With the consent of the Holders of Notes representing at least a majority in aggregate principal amount of all Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Indenture Trustee, the Company and the Indenture Trustee may enter one or more indentures supplemental hereto in form satisfactory to the Indenture Trustee for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of such affected Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)                                     change the Stated Maturity Date of the principal of, or the time of payment of interest on, any Note;

(ii)                                  change the Specified Currency in which such Notes are payable;

(iii)                               reduce the principal amount of or the rate of interest on or any premium payable upon any Note;

(iv)                              reduce the amount of the principal of a Discount Note or any Note whose principal amount payable at its maturity date, and/or the amount of interest payable on an interest payment date, will be determined by reference to an index specified in the applicable Supplement for such series of Notes that would be due and payable upon an acceleration of such note;

(v)                                 impair the right of any Holder to institute suit for the enforcement of any payment on such Notes at maturity or upon redemption;

(vi)                              reduce the percentage of the aggregate principal amount of Outstanding Notes, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of defaults hereunder and their consequences provided for in this Indenture; or

(vii)                           change any obligation of the Company to maintain an office or agency in accordance with the provisions of this Indenture.

(b)                                 The Indenture Trustee may determine (in reliance upon an Opinion of Counsel) whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon all the Holders, whether theretofore or thereafter authenticated and delivered hereunder.  The Indenture Trustee shall not be liable for any such determination made in good faith.  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.  Promptly after the execution by the Company and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Company shall mail to the Holders of the Notes affected thereby a notice setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall conclusively receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, that such supplemental indenture complies with the requirements of Section 8.01 or 8.02, as the case may be, and that such supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.  The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise.

Section 8.04  Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Note which has theretofore been or thereafter authenticated and delivered hereunder shall be bound thereby.  Further, the Company shall be bound by any such supplemental indenture.

Section 8.05  Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated by the

Indenture Trustee and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Section 8.06  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE 9

NON-RECOURSE PROVISIONS

Section 9.01  Nonrecourse Enforcement.  Notwithstanding anything to the contrary contained in the Indenture or any Notes, other than as described herein, none of the Company’s past, present or future officers, directors, Affiliates, employees or agents, or any of the Agents or any of their respective officers, directors, Affiliates, employees or agents (the “Nonrecourse Parties”) will be personally liable for the payment of any principal, premium, if any, interest or any other sums at any time owing under the terms of the Notes of any series.  If any Event of Default shall occur, the right of the Holders of the Notes of the affected series and the Indenture Trustee on behalf of such Holders in connection with a claim on such Notes shall be limited solely to a proceeding against the Company.  Neither such Holders nor the Indenture Trustee on behalf of such Holders will have the right to proceed against the Nonrecourse Parties, to enforce the Notes.

It is expressly understood and agreed that nothing contained in this Section 9.01 shall in any manner or way constitute or be deemed a release of the debt or other obligations evidenced by the Notes.

ARTICLE 10

MEETINGS OF HOLDERS OF NOTES

Section 10.01  Purposes for Which Meetings May Be Called.  A meeting of Holders of Notes of any or all series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by the Holders of Notes.

Section 10.02  Call, Notice and Place of Meetings.

(a)                                  Unless otherwise provided in the Notes, the Indenture Trustee may at any time call a meeting of Holders of the Notes of any or all series for any purpose specified in Section 10.01, to be held at such time and at such place in The City of New York or such other place as the Indenture Trustee shall determine.  Notice of every meeting of Holders of Notes of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.06, not less than twenty-one (21) nor more than 180 days prior to the date fixed for the meeting.

(b)                                 In case at any time the Company or the Holders of at least twenty-five percent (25%) in principal amount of the Outstanding Notes of any or all series shall have requested the Indenture Trustee to call a meeting of Holders of Notes of such series for any purpose specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Indenture Trustee shall not have mailed the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes of such series in the amount above specified, as the case may be, may determine the time and the place in The City of New York and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 10.03  Persons Entitled to Vote at Meetings.  To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of one or more Outstanding Notes of a series with respect to which a meeting is being held; or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more such Outstanding Notes by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Indenture Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.04  Quorum; Action.  The Persons entitled to vote a majority in principal amount of the Outstanding Notes of the series with respect to which a meeting is being held shall constitute a quorum for a meeting of Holders of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes of a series, the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series shall constitute a quorum.  In the absence of a quorum within thirty (30) minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved.  In any other case the meeting may be adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than ten (10) days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 10.02(a), except that such notice need only be given once not less than five (5) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Notes of the applicable series which shall constitute a quorum.

Except as limited by Section 8.02(a) and Section 6.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Notes of such series with respect to which such meeting is being held; provided, however, that, except as limited by Section 8.02(a) and Section 6.13, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a majority in principal amount of the Outstanding Notes of the affected series may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of not less than a majority in principal amount of the Outstanding Notes of such affected series; and provided, further, that, except as limited by Section 8.02(a) and Section 6.13, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Notes of the affected series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Notes of such affected series. Notwithstanding the preceding two paragraphs, any request, demand, authorization, direction, notice, consent, waiver or other action of Holders under this Indenture or the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, when it is expressly required, to the Company.  The percentage of principal amount of the Outstanding Notes held by the Holders delivering such instruments which is required to approve any such action shall be the same as the percentage required for approval at a duly convened meeting of Holders.

Any resolution passed or decision taken at any meeting of Holders of Notes of any or all series duly held or by duly executed instrument in accordance with this Section shall be binding on all Holders of the Notes of such series with respect to which such meeting was held, whether or not such Holders were present or represented at the meeting.

Section 10.05  Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)                                  Notwithstanding any other provisions of this Indenture, the Indenture Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved in the manner specified in Section 1.04 and the appointment of any proxy shall be proved in the manner specified in Section 1.04.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.04 or other proof.

(b)                                 The Indenture Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.02(b), in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series with respect to which such meeting is held represented at the meeting.

(c)                                  At any meeting, each Holder or proxy shall be entitled to one vote for each US$1,000 of principal amount of Notes held or represented by him, her or it, or, if the Notes are not denominated in increments of US$1,000 or are denominated in a Specified Currency other than U.S. Dollars, such other minimum authorized denomination applicable to the Notes with respect to which such meeting is held; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

(d)                                 Notwithstanding any other provision herein to the contrary, any meeting of Holders duly called pursuant to Section 10.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Notes of such series with respect to which such meeting is held represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 10.06  Counting Votes and Recording Action of Meetings.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting.  A record, at least in triplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 10.02 and, if applicable, Section 10.04.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Indenture Trustee to be preserved by the Indenture Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 11

NOTES IN FOREIGN CURRENCIES; DISCOUNT NOTES

Section 11.01  Notes in Foreign Currencies.  In the absence of any provision to the contrary in the form of Notes, whenever the Indenture provides for (a) any action by, or the determination of any of the rights of, the Holders of Notes if not all of the Notes are denominated in the same currency, or (b) any distribution to the Holders of Notes of any amount in respect of any Note denominated in a Specified Currency other than U.S. Dollars, then all Notes denominated in a Specified Currency other than U.S. Dollars shall be treated for any such action, determination of rights or distribution as that amount of U.S. Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the Regular Record Date with respect to such Notes for such action, determination of rights or distribution (or, if there shall be no applicable Regular Record Date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Indenture Trustee or, in the absence of such written notice, as the Indenture Trustee may determine.

Section 11.02  Discount Notes.  In the absence of any provision to the contrary in the form of Notes, whenever the Indenture provides for any action by, or the determination of any rights of, the Holders of Notes if some of the Notes are Discount Notes, the Company will use the principal amount that would be due and payable on the action date if the maturity of the Note were accelerated to that date because of an Event of Default. For a Note whose principal amount is not known, the Company will use any amount that it indicates in the Supplement for that Note.

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01  Company’s Option to Effect Defeasance or Covenant Defeasance.  The Company may elect, at its option at any time, to have Section 12.02 or Section 12.03 applied to the Notes of any series upon compliance with the conditions set forth below in this Article.

Section 12.02  Defeasance and Discharge.  Upon the Company’s exercise of its option (if any) to have this Section applied to the Notes of any series, the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Indenture Trustee, at the expense of the Company and upon Company Order, shall execute proper instruments acknowledging the same), subject to the following, which shall survive until otherwise terminated or discharged hereunder:  (1) the right of Holders of such Notes to receive, solely from the trust funds described in Section 12.04(a), and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest, if any, on such Notes when such payments are due; (2) the Company’s obligations with respect to such Notes under Sections 2.09, 2.10, 2.11 and 3.03(a) and with respect to the payment of Additional Amounts, if any, on such Notes as contemplated by Section 3.13, but only to the extent that the Additional Amounts payable with respect to such Notes exceed the amount deposited in respect of such Additional Amounts pursuant to Section 12.04(a) below; (3) the rights, powers, trusts, duties and immunities of the Indenture Trustee hereunder; and (4) this Article.  Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Notes notwithstanding the prior exercise of its option (if any) to have Section 12.03 applied to such Notes.

Section 12.03  Covenant Defeasance.  Upon the Company’s exercise of its option (if any) to have this Section applied to the Notes of any series (1) the Company shall be released from its obligations under Sections 4.01 and 3.11, and any covenants provided pursuant to 8.01(b) or 2.02 for the benefit of the Holders of such Notes; and (2) the occurrence of any event specified in Sections 6.01(c) (with respect to any of Section 4.01 and 3.11, and any such covenants provided pursuant to Section 8.01(b) or 2.02) shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section on and after the date the conditions set forth in Section 12.04 are satisfied (hereinafter called “Covenant Defeasance”).  For this purpose, such Covenant Defeasance means that, with respect to such Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.01(c)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.  Notwithstanding any Covenant Defeasance with respect to Section 4.01, any Person that would otherwise have been required to assume the obligations of the Company pursuant to said Section shall be required, as a condition to any merger, consolidation, sale, assignment, conveyance, transfer or lease contemplated thereby, to assume the obligations of the Company to the Indenture Trustee under Section 12.05.

Section 12.04  Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of Section 12.02 or Section 12.03 to the Notes of any series:

(a)                                  The Company shall irrevocably have deposited or caused to be deposited with the Indenture Trustee (or another trustee which satisfies the requirements contemplated by Section 7.11 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such series, (A) money, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money, or (C) a combination thereof, in each case in an amount sufficient to pay and discharge, and which shall be applied by the Indenture Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Notes on the respective Stated Maturity Date or on the redemption date, in accordance with the terms of this Indenture and such Notes; provided that the Indenture Trustee shall require the Company to deliver to the Indenture Trustee an opinion of a nationally recognized firm of independent public accountants expressed in a written certification, or other evidence satisfactory to the Indenture Trustee, as to the sufficiency of deposits made by the Company pursuant to this section;

(b)                                 In the event of an election to have Section 12.02 apply to the Notes of any series, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in the case of either (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur;

(c)                                  In the event of an election to have Section 12.03 apply to the Notes of any series, the Company shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(d)                                 No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Notes or any other Notes shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 6.01(d) and (e), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day);

(e)                                  Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which the Company is a party or by which it is bound;

(f)                                    Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;

(g)                                 If such Notes are to be redeemed prior to their Stated Maturity Date, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee shall have been made;

(h)                                 The Company shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with; and

(i)                                     The Company shall have delivered to the Indenture Trustee an Officer’s Certificate to the effect that such series of Notes, if then listed on any securities exchange, will not be delisted as a result of the deposit in trust.

Section 12.05  Deposited Money and Government Obligations to Be Held in Trust; Miscellaneous Provisions.  Subject to the provisions of Section 3.07, all money and Government Obligations (including the proceeds thereof and the interest thereon) deposited with the Indenture Trustee or other qualifying trustee (solely for purposes of this Section and Section 12.06, the Indenture Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 12.04 in respect of the Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the

Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 12.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or Government Obligations held by it as provided in Section 12.04 with respect to any Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee or in the opinion of such other Persons delivered to the Indenture Trustee as shall be reasonably satisfactory to the Indenture Trustee (which may be the same opinion delivered to the Indenture Trustee under Section 12.04), are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Notes.

Section 12.06  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to the Notes of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Notes from which the Company has been discharged or released pursuant to Section 12.02 or 12.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 12.05 with respect to such Notes in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Note following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Notes to receive such payment from the money so held in trust.

Section 12.07  Qualifying Trustee.  Any trustee appointed pursuant to Section 12.04 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Indenture Trustee and shall provide to the Indenture Trustee a certificate of such trustee, upon which certificate the Indenture Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related Defeasance or Covenant Defeasance have been complied with.  In no event shall the Indenture Trustee be liable for any acts or omissions of said trustee.

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SIGNATURES

Dated as of , 2011

WESTPAC BANKING CORPORATION

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Indenture Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF GLOBAL MASTER NOTE]

(FACE OF NOTE)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WESTPAC BANKING CORPORATION, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL MASTER NOTE WITHIN THE MEANING SPECIFIED HEREIN.  THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED HEREIN BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT.  BY ACCEPTANCE OF THIS NOTE, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

Ex. A-1

THE NOTES ARE NOT PROTECTED ACCOUNTS OR DEPOSIT LIABILITIES OF WESTPAC BANKING CORPORATION FOR THE PURPOSE OF THE BANKING ACT OF 1959 OF AUSTRALIA OR ANY OTHER PURPOSE AND ARE NOT INSURED OR GUARANTEED BY (1) THE COMMONWEALTH OF AUSTRALIA OR ANY GOVERNMENTAL AGENCY OF AUSTRALIA, (2) THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR (3) THE GOVERNMENT OR ANY GOVERNMENTAL AGENCY OF ANY OTHER JURISDICTION.

WESTPAC BANKING CORPORATION (ABN 33 007 457 141)
Title of Notes:  RETAIL MEDIUM-TERM NOTES
Title of Series:  as provided in the applicable Pricing Supplement per each
Supplemental Obligation

(Global Master Note)

This Note is a Global Note within the meaning of the Indenture, dated as of       , 2011 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of Westpac Banking Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Australia (hereinafter called the “Company,” which term includes any successor Person under the Indenture).  The terms of each Supplemental Obligation are and will be reflected in this Note, the Indenture, the Company’s prospectus dated      , 2011 and in the applicable pricing supplement to the Company’s prospectus dated       , 2011 relating to such Supplemental Obligation, which supplement and prospectus, as so supplemented, are on file with the Trustee hereinafter referred to and which supplement is identified on Schedule A hereto (each such pricing supplement, together with such prospectus, as so supplemented, a “Pricing Supplement”); provided, however, that from time to time the Company may deliver to the Trustee any other replacement or successor prospectus or prospectus supplement relating to the Company’s Retail Medium-Term Notes, in each case identified as relating only to Supplemental Obligations issued after the date of such delivery to the Trustee and certified by an Authorized Officer of the Company, in which case any applicable Pricing Supplement to such replacement or successor prospectus supplement, together with such replacement or successor prospectus, as so supplemented, will be deemed to be a “Pricing Supplement.”  With respect to each Supplemental Obligation, the provisions of the applicable Pricing Supplement are hereby incorporated by reference herein and are deemed to be a part of this Note as of the Issue Date (as defined below) specified on Schedule A.  References to the “Notes of any series,” the “Notes of the relevant series,” the “Securities of such series,” the “Notes”

or any substantially similar phrase includes and shall be deemed to refer to the Supplemental Obligations, or, as applicable, the relevant Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Note is subject to modification, amendment or elimination through the incorporation of the terms of the applicable Pricing Supplement by reference, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Note so modified, amended or eliminated.  It is the intent of the parties hereto that, in the case of any conflict between the terms of a Pricing Supplement and the terms herein, the terms of the applicable Pricing Supplement shall control over the terms herein with respect to the relevant Supplemental Obligation.  Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Note is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including, without limitation, as applicable, the manner of determining the principal amount of and interest, if any, on such Supplemental Obligation, the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Notes have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Note but that are defined in the Indenture are used herein as defined therein.

This Note is a “Global Master Note,” which term means a Global Note that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & Co., as nominee for The Depository Trust Company, or registered assigns:  (i) on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, the principal amount and any premium then due and payable for each such Supplemental Obligation, as specified and solely if and to the extent so specified, in the applicable Pricing Supplement and (ii) on each Interest Payment Date, redemption date and repayment date and at maturity, the interest then due and payable, if any, with respect to each Supplemental Obligation.  Payments of principal, premium, if any, and interest hereon will be made in the currency set forth in the applicable Pricing Supplement under “Aggregate Principal Amount and Specified Currency”.  Unless otherwise set forth in the applicable Pricing Supplement, the Specified Currency shall be the lawful currency of the United States of America (“US$” or “U.S. Dollars”).

Unless otherwise specified in the applicable Pricing Supplement, interest will be payable on each Interest Payment Date to the registered holder of this Note at the close of business on the record date, provided that, interest, if any, due on the Maturity Date will be paid to the person to whom the principal shall be payable.  Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on this Note originally issued between a record date and the related Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding record date to the registered holder of this Note on the next succeeding record date.  Unless otherwise specified in the applicable Pricing Supplement, the record date relating to an Interest Payment Date will be the day that is the fifteenth (15th) calendar day preceding the applicable Interest Payment Date whether or not a Business Day.

With respect to each Supplemental Obligation, the Company shall pay the principal amount and any premium specified in the applicable Pricing Supplement on the Maturity Date shown therein, and shall pay interest on such principal, from and including the date specified therein as the “Issue Date” (or in a comparable manner) (the “Issue Date” for such Supplemental Obligation) or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Issue Date, and to but excluding the Maturity Date of such principal, as follows:

(i)  in the case of a Supplemental Obligation for which the interest rate is designated as fixed in the applicable Pricing Supplement (a “Fixed Rate Note”), at a rate per annum equal to a rate specified in such Pricing Supplement until the principal of such Supplemental Obligation is paid or made available for payment or such Supplemental Obligation is converted or exchanged and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment, provided that interest on any premium or installment of interest that is overdue shall be payable on demand; and

(ii)  in the case of a Supplemental Obligation for which the interest rate is designated as floating in the applicable Pricing Supplement (a “Floating Rate Note”), at a rate per annum determined in accordance with the applicable provisions of Section 3B on the reverse hereof, with such rate being dependent in part upon whether the rate specified as the “base rate” (or in a comparable manner) in the applicable Pricing Supplement (the “Base Rate” for such Supplemental Obligation) is the Commercial Paper Rate, the Prime Rate, LIBOR, EURIBOR, the Treasury Rate, the CMT Rate, the CD Rate, the Federal Funds Rate, the Constant Maturity Swap Rate, the CPI Adjustment Rate, the Australian Bank Bill Rate, the Eleventh District Cost of Funds Rate or such other interest rate basis or interest rate formula as may be set forth in the applicable Pricing Supplement, until the principal of such Supplemental Obligation is paid or made available for payment or this Note is converted or exchanged and (to the extent that the payment of such interest shall be legally enforceable) at the rate at which the principal then bears interest on any overdue premium or installment of interest from the date any such overdue amount first becomes due until it is paid or made available for payment; provided that interest on any premium or installment of interest that is overdue shall be payable on demand.

For the purposes of this Note, unless otherwise specified in the applicable Pricing Supplement, “Business Day” means (i) a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in The City of New York or Sydney, Australia generally are authorized or obligated by law, regulation or executive order to close; (ii) if the Note is a LIBOR Note, is also a London business day; (iii) if the Note has a Specified Currency other than U.S. Dollars or euros, is also a day on which banking institutions in the Principal Financial Center of the country issuing such Specified Currency generally are not authorized or obligated by law, regulation or executive order to close; (iv) if the Note is a EURIBOR Note or has a Specified Currency of euros, or is a LIBOR Note for which the Designated LIBOR Currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business; and (v) solely with respect to any payment or other action to be made or taken at any place of payment designated by the Company outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such place of payment generally are authorized or obligated by law, regulation or executive order to close.

As used above, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency set forth in the applicable Pricing Supplement for a Supplemental Obligation (which in the case of those countries whose currencies were replaced by the euro, will be Brussels, Belgium) or (ii) the capital city of the country to which the Specified Currency, if applicable, relates, except, in each case, with respect to U.S. Dollars, euros, Australian dollars, Canadian dollars, New Zealand dollars, South African rand and Swiss francs, the Principal Financial Center will be The City of New York, London (solely in the case of the relevant Designated LIBOR Currency), Sydney, Toronto, Auckland, Johannesburg and Zurich, respectively.

Payments of interest and principal in respect of this Note will be made in accordance with the applicable policies in effect from time to time of the Depositary.

If the Company is asked by a Holder to make payments in U.S. Dollars of a Supplemental Obligation denominated in a Specified Currency other than U.S. Dollars, the exchange rate agent (the “Exchange Rate Agent”) specified in the applicable Pricing Supplement shall be the exchange rate agent in respect of such series of Notes and shall calculate the U.S. Dollar amount the Holder receives.  The Company may select one of its affiliates to perform this role and may change the Exchange Rate Agent from time to time after the Issue Date of such series of Notes without the consent and without notifying the Holders of such Notes.  All determinations made by the Exchange Rate Agent will be in its sole discretion unless the Company states in the applicable Pricing Supplement that any determination requires the Company’s approval.  In the absence of manifest error, those determinations will be conclusive for all purposes and binding on the Holders hereof and on the Company, without any liability on the part of the Exchange Rate Agent.  A Holder that requests payment on U.S. Dollars will bear all associated currency exchange costs, which will be deducted from payment.

If the Company is obligated to make any payment in respect hereof in a Specified Currency other than U.S. Dollars, and the Specified Currency or any successor currency is not available to the Company or cannot be paid to the Holder of this Note due to circumstances beyond the Company’s control, the Company will be entitled to satisfy its obligation to make the payment in that Specified Currency by making the payment in U.S. Dollars, on the basis of the exchange rate determined by the Exchange Rate Agent in such agent’s discretion.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and on the operative provisions of the applicable Pricing Supplement and such further provisions shall for all purposes have the same effect as though set forth in this place.

This Note shall not become valid or obligatory for any purpose unless and until this Note has been signed by or on behalf of the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTPAC BANKING CORPORATION

By:
Name:
Title:

This is one of the Notes of the series designated herein and referred to in the Indenture.

Dated:          , 2011

Wells Fargo Bank, National Association,
as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

1.  Notes and Indenture

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under the Indenture and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Schedule A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Note.

2.  Series and Denominations

Each Supplemental Obligation is issuable only in registered form without coupons in denominations of US$1,000 (or, in the case of Notes not denominated in U.S. dollars, 1,000 units of such currency) and multiples of US$1,000 (or, in the case of Notes not denominated in U.S. Dollars, 1,000 units of such currency), unless otherwise provided in the applicable Pricing Supplement.

3A.  Interest Payments on Fixed Rate Notes

With respect to each Supplemental Obligation that is a Fixed Rate Note and unless otherwise specified in the applicable Pricing Supplement, interest (other than interest on overdue amounts) shall be payable by the Company:

•                                          for Fixed Rate Notes on which interest is payable monthly, on the fifteenth day of each calendar month, beginning in the first calendar month following the month the Note was originally issued;

•                                          for Fixed Rate Notes on which interest is payable quarterly, on the fifteenth day of every third month, beginning in the third calendar month following the month the Note was originally issued;

•                                          for Fixed Rate Notes on which interest is payable semi-annually, on the fifteenth day of every sixth month, beginning in the sixth calendar month following the month the Note was originally issued; or

•                                          for Fixed Rate Notes on which interest is payable annually, on the fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the Note was originally issued.

Any payment of principal, premium and interest for any Fixed Rate Note required to be made on an Interest Payment Date that is not a Business Day will be made on the next succeeding Business Day, and no interest will accrue on that payment for the period from and after such Interest Payment Date to the date of that payment on the next succeeding Business Day.

With respect to each Supplemental Obligation that is a Fixed Rate Note, interest will be computed on the basis of a 360-day year of twelve 30-day months or, if specified in the applicable Pricing Supplement, on the basis of a 365-day year.

3B.  Interest Rate on Floating Rate Notes

Unless otherwise provided in the applicable Pricing Supplement, the provisions of this Section 3B shall apply with respect to each Supplemental Obligation that is a Floating Rate Note.

Such Floating Rate Note will bear interest from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be (each such period, an “Interest Period”).

Interest on such Floating Rate Note will be determined by reference to one or more of the base rates (“Base Rates”) specified in the applicable Pricing Supplement.

The Base Rate shall be adjusted by adding or subtracting a specified number of basis points (the “Spread”), with one basis point being one hundredth of one percent (0.01%); or by multiplying the Base Rate by a specified percentage (the “Spread Multiplier”) in each case as and to the extent specified in the applicable Pricing Supplement.  If specified in the applicable Pricing Supplement, interest on such Floating Rate Note, after being adjusted by the Spread or Spread Multiplier, shall not (i) exceed the Maximum Interest Rate, if any, specified in the applicable Pricing Supplement or (ii) be less than the Minimum Interest Rate, if any, specified in the applicable Pricing Supplement.

Unless the applicable Pricing Supplement designates such Floating Rate Note as a “Floating Rate/Fixed Rate Note”, a “Fixed Rate/Floating Rate Note” or an “Inverse Floating Rate Note” or as having an addendum attached or having “Other Provisions Relating to the Notes” apply, in each case relating to a different interest rate formula, such Floating Rate Note will be designated as a “Regular Floating Rate Note” and, except as described below or in the applicable Pricing Supplement, will bear interest at the rate determined by reference to the Base Rate specified in the applicable Pricing Supplement (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Pricing Supplement.  Commencing on the first Interest Reset Date (as defined below) occurring after the Issue Date (the “Initial Interest Reset Date”), the rate at which interest on such Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date, as described below under “Interest Reset Dates” unless otherwise specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect for the period, if any, from the Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate specified in the applicable Pricing Supplement.

If the applicable Pricing Supplement designates such Floating Rate Note as a “Floating Rate/Fixed Rate Note”, then, except as described herein or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the rate determined by reference to the Base Rate specified in the applicable Pricing Supplement (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Pricing Supplement.  Commencing on the Initial Interest Reset Date, the rate at which interest on such Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date, as described below under “Interest Reset Dates” unless otherwise specified in the applicable Pricing Supplement; provided, however, that (x) the interest rate in effect for the period, if any, from the Issue Date to but excluding the Initial Interest Reset Date will be the Initial Interest Rate and (y) the interest rate in effect for the period commencing on the date specified in the applicable Pricing Supplement (the “Fixed Rate Commencement Date”) to, but excluding, the Maturity Date will be the Fixed Rate, if such rate is specified in the applicable Pricing Supplement or, if no such Fixed Rate is specified, the interest rate in effect thereon on the Business Day immediately preceding the Fixed Rate Commencement Date specified in the applicable Pricing Supplement.

If the applicable Pricing Supplement designates such Floating Rate Note as a “Fixed Rate/Floating Rate Note”, then, except as described herein or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Rate specified in the applicable Pricing Supplement from the Issue Date to, but excluding, the date specified in the applicable Pricing Supplement (the “Floating Rate Commencement Date”) and the interest rate in effect for the period commencing on such Floating Rate Commencement Date will be the rate determined by reference to the Base Rate (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Pricing Supplement.  Commencing on the first Interest Reset Date after such Floating Rate Commencement Date, the rate at which interest on such Fixed Rate/Floating Rate Note will be payable will be reset as of each Interest Reset Date, as described below under “Interest Reset Dates” unless otherwise specified in the applicable Pricing Supplement.

If the applicable Pricing Supplement designates such Floating Rate Note as an “Inverse Floating Rate Note”, then, except as described herein or in the applicable Pricing Supplement, such Floating Rate Note will bear interest at the Fixed Rate minus the rate determined by reference to the Base Rate (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified in the applicable Pricing Supplement; provided, however, that, unless otherwise specified in the applicable Pricing Supplement, the interest rate thereon will not be less than zero.  Commencing on the Initial Interest Reset Date, the rate at which interest on such Inverse Floating Rate Note will be payable will be reset as of each Interest Reset Date, as described below under “Interest Reset Dates” unless otherwise specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect for the period, if any, from the Issue Date to, but excluding, the Initial Interest Reset Date will be the Initial Interest Rate.

Interest Reset Dates

The rate of interest on such Floating Rate Note will reset daily, weekly, monthly, quarterly, semi-annually, annually or at some other interval as specified opposite Interest Reset Period in the applicable Pricing Supplement.  The date on which the interest rate resets and the reset rate becomes effective is hereinafter referred to as the “Interest Reset Date”.  Unless otherwise provided in the applicable Pricing Supplement, the Interest Reset Dates will be as follows: (i) if such Floating Rate Note resets daily, each Business Day; (ii) if such Floating Rate Note resets weekly and is not a Treasury Rate Note, the Wednesday of each week; (iii) if such Floating Rate Note is a Treasury Rate Note that resets weekly, the Tuesday of each week, except as otherwise described in “Interest Determination Dates” below; (iv) if such Floating Rate Note resets monthly and is not an Eleventh District Cost of Funds Rate Note, the third Wednesday of each month; (v) if such Floating Rate Note is an Eleventh District Cost of Funds Rate Note that resets monthly, the first calendar day of each month; (vi) if such Floating Rate Note resets quarterly, the third Wednesday of March, June, September and December of each year; (vii) if such Floating Rate Note resets semi-annually, the third Wednesday of each of two months of each year as specified in the applicable Pricing Supplement and (viii) if such Floating Rate Note resets annually, the third Wednesday of one month of each year as specified in the applicable Pricing Supplement.

As used above, “London business day” means any day on which dealings in the Designated LIBOR Currency are transacted in the London interbank market; “Designated LIBOR Currency” means, with respect to a LIBOR Note, the currency specified as such in the applicable Pricing Supplement as to which LIBOR shall be calculated.  Unless otherwise specified in the applicable Pricing Supplement, the Designated LIBOR Currency will be U.S. Dollars.

If any Interest Reset Date for such Floating Rate Note would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day.  If such Floating Rate Note is a LIBOR Note or a EURIBOR Note, however, if such Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day.

Interest Determination Dates

The Calculation Agent shall determine the interest rate that shall take effect on each Interest Reset Date by reference to each Interest Determination Date.  Except as otherwise provided in the applicable Pricing Supplement (i) for all Floating Rate Notes other than Federal Funds Rate Notes, CPI Adjustment Rate Notes, Eleventh District Cost of Funds Rate Notes, LIBOR Notes, EURIBOR Notes, Treasury Rate Notes and Australian Bank Bill Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second Business Day before the Interest Reset Date; (ii) for all CPI Adjustment Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the fifth Business Day preceding that Interest Reset Date; (iii) for Eleventh District Cost of Funds Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the last working day, in the first calendar month preceding that Interest Reset Date, on which the FHLB of San Francisco publishes the Index (as defined herein); the Interest Determination Date for an Eleventh District Cost of Funds Rate Note is called an “Eleventh District Cost of Funds Rate Note Interest Determination Date”; (iv) for LIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second London business day preceding the Interest Reset Date, unless the Designated LIBOR Currency is pounds sterling, in which case the Interest Determination Date will be the Interest Reset Date; the Interest Determination Date for a LIBOR Note is called a “LIBOR Interest Determination Date”; (v) for EURIBOR Notes, the Interest Determination Date relating to a particular Interest Reset Date will be the second euro business day preceding the Interest Reset Date; the Interest Determination Date for a EURIBOR Note is called a “EURIBOR Interest Determination Date”; (vi) for Treasury Rate Notes, the Interest Determination Date relating to a particular Interest Reset Date, which is called a “Treasury Interest Determination Date”, will be the day of the week in which the Interest Reset Date falls on which Treasury Bills (as defined herein) would normally be auctioned (Treasury Bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday), provided that, if, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Treasury Interest Determination Date relating to the Interest Reset Date occurring in the next succeeding week, and provided further, that if the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first Business Day following the auction date; (vi) for Australian Bank Bill Rate Notes and Federal Funds Rate Notes, the Interest Determination Date will be the same day as the Interest Reset Date.

The Interest Determination Date pertaining to a Floating Rate Note, the interest rate of which is determined by reference to two or more Base Rates, will be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such Floating Rate Note on which each Base Rate is determinable.  Each Base Rate will be determined as of such date, and the applicable interest rate will take effect on the applicable Interest Reset Date.

Interest Calculation Dates

The interest rate that takes effect on a particular Interest Reset Date will be determined by reference to the corresponding Interest Determination Date.  Except for LIBOR Notes, EURIBOR Notes and Australian Bank Bill Rate Notes, however, the calculation of the amount of interest payable shall be made on a day no later than the corresponding Interest Calculation Date.  The Interest Calculation Date shall be the earlier of (i) the tenth calendar day after the Interest Determination Date or, if that tenth calendar day is not a Business Day, the next succeeding Business Day; and (ii) the Business Day immediately preceding the Interest Payment Date or the Maturity Date, whichever is the day on which the next payment of interest will be due; provided that, for Notes, the applicable interest rate of which resets daily, the Interest Calculation Date will be the Business Day immediately preceding the Interest Payment Date or the Maturity Date, whichever is the day on which the next payment of interest will be due.

Interest Payment Dates

The Interest Payment Dates for each Floating Rate Note, unless otherwise specified in the applicable Pricing Supplement, shall be as follows: (i) if such Floating Rate Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement; (ii) if such Floating Rate Note resets quarterly, the third Wednesday of March, June, September and December of each year; (iii) if such Floating Rate Note resets semi-annually, the third Wednesday of the two months of each year specified in the applicable Pricing Supplement; or (iv) if such Floating Rate Note resets annually, the third Wednesday of the month specified in the applicable Pricing Supplement.

If any Interest Payment Date other than the Maturity Date for such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note or a EURIBOR Note where such Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day.  If the Maturity Date of such Floating Rate Note falls on a day that is not a Business Day, the required payment of principal, premium and interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on that payment for the period from and after the Maturity Date to the date of that payment on the next succeeding Business Day.

Calculation of Interest

The Company shall appoint one or more agents (each, a “Calculation Agent”) to make the calculations specified in each Floating Rate Note to be made by the Calculation Agent.  Unless otherwise specified in the applicable Pricing Supplement, Wells Fargo Bank, National Association shall be the Calculation Agent for such Floating Rate Note.  The Company may appoint, without the consent of the Holder of such Floating Rate Note, a different institution to serve as Calculation Agent from time to time after the Issue Date of such Floating Rate Note.  The Company will provide notice or cause notice to be provided to the Holder of such Floating Rate Note in the event a new Calculation Agent is appointed.

The Calculation Agent shall determine, on the corresponding Interest Determination Date, the interest rate that shall take effect on each Interest Reset Date.  In addition, the Calculation Agent shall calculate the amount of interest that has accrued during each Interest Period.  For each interest period, the Calculation Agent will calculate the amount of accrued interest by multiplying the face or other specified amount of such Floating Rate Note by an accrued interest factor for the relevant Interest Period.  This factor shall equal the sum of the interest factors calculated for each day during the Interest Period.  Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each day will be calculated by dividing the interest rate, expressed as a decimal, applicable to that day by (i) 360, in the case of Commercial Paper Rate Notes, Prime Rate Notes, LIBOR Notes, Constant Maturity Swap Rate Notes, CPI Adjustment Rate Notes, Eleventh District Cost of Funds Rate Notes, EURIBOR Notes, CD Rate Notes and Federal Funds Rate Notes, or (ii) the actual number of days in the year, in the case of Treasury Rate Notes, CMT Rate Notes and Australian Bank Bill Rate Notes.

Unless otherwise specified in the applicable Pricing Supplement, if the interest rate applicable to such Floating Rate Note is calculated by reference to two or more Base Rates, the interest factor shall be calculated in each Interest Period in the same manner as if only one of the applicable Base Rates applied as specified in the applicable Pricing Supplement.

Upon the written request of the Holder of a Floating Rate Note, the Calculation Agent shall provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date.  The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Period, will be final and binding in the absence of manifest error, and will be made without any liability on the part of the Calculation Agent.

The Calculation Agent shall determine the rate derived from each Base Rate in accordance with the following provisions.

Commercial Paper Rate Notes

If the Base Rate is the Commercial Paper Rate, then such Floating Rate Note will be deemed a “Commercial Paper Rate Note” and will bear interest at a Base Rate equal to the Commercial Paper Rate as adjusted by the Spread or Spread Multiplier, if any, as specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Commercial Paper Rate will be determined as of the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”) and will be the Money Market Yield on the Commercial Paper Rate Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) under the heading “Commercial Paper-Financial” or, if such rate is not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having such Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper-Financial”.  If neither of such rates is published by 3:00 P.M., New York City time, on such Interest Determination Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers in U.S. Dollar commercial paper in The City of New York selected by the Calculation Agent (after consultation with the Company) for commercial paper having the Index Maturity specified in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is “AA”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if fewer than the three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Commercial Paper Rate with respect to the applicable Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

Prime Rate Notes

If the Base Rate is the Prime Rate then such Floating Rate Note will be deemed a “Prime Rate Note” and will bear interest at a Base Rate equal to the Prime Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Prime Rate will be determined on each Interest Determination Date for a Prime Rate (a “Prime Rate Interest Determination Date”) and will be the rate set forth for such Prime Rate Interest Determination Date in H.15(519) under the heading “Bank Prime Loan”, or, if not published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Prime Rate Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank Prime Loan”.  In the event that such rate is not published prior to 3:00 P.M., New York City time, on the related Interest Determination Date, then the Prime Rate with respect to such Prime Rate Interest Determination Date will be the arithmetic mean, as determined by the Calculation Agent, of the rates of interest publicly announced by each bank that appears on such Prime Rate Interest Determination Date on Reuters Page US PRIME 1 as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date.  If fewer than four such rates appear on Reuters Page US PRIME 1 on such Prime Rate Interest Determination Date, the Prime Rate with respect to such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on such Prime Rate Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Company); provided, however, that if fewer than the three banks selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Prime Rate with respect to the applicable Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

LIBOR Notes

If the Base Rate is LIBOR, then such Floating Rate Note will be deemed a “LIBOR Note” and will bear interest at a Base Rate equal to LIBOR, as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

LIBOR shall be determined by the Calculation Agent as of the applicable LIBOR Interest Determination Date in accordance with the following provisions:

(A)                                              (i)            LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified in the applicable Pricing Supplement that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date.  If no such rate so appears, LIBOR on such LIBOR Interest Determination Date shall be determined in accordance with the provisions described in clause (ii) below.

(ii)           With respect to a LIBOR Interest Determination Date on which no such rate so appears on the Designated LIBOR Page as specified in clause (i)

above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time.  If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent (after consultation with the Company) for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if fewer than the three banks so selected by the Calculation Agent are quoting as mentioned in this sentence, LIBOR with respect to such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

EURIBOR Notes

If the Base Rate is EURIBOR, then such Floating Rate Note will be deemed a “EURIBOR Note” and will bear interest at a Base Rate equal to EURIBOR, as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.  EURIBOR means:

(i)            the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing such rate, having the Index Maturity specified in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, as that rate appears on Reuters (or any successor service) (“Reuters”), on page EURIBOR01 (or any other page as may replace such page on such service) (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date;

(ii)           if the rate referred to in clause (i) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date, the rate calculated by the

Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal euro-zone offices of four major banks in the euro-zone interbank market, in the European interbank market, to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date, to prime banks in the euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable EURIBOR Interest Determination Date and in a principal amount in euros that is representative for a single transaction in euros in such market at such time;

(iii)          if fewer than two quotations referred to in clause (ii) are so provided, the rate on the applicable EURIBOR Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the euro-zone for loans in euros to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement, commencing on the applicable Interest Reset Date and in a principal amount in euros that is representative for a single transaction in euros in such market at such time; or

(iv)          if fewer than the four banks so selected by the Calculation Agent are quoting as mentioned in clause (iii), EURIBOR in effect on the applicable EURIBOR Interest Determination Date.

Treasury Rate Notes

If the Base Rate is the Treasury Rate, such Floating Rate Note will be deemed a “Treasury Rate Note” and will bear interest at a Base Rate equal to the Treasury Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

The Treasury Rate shall be determined as of the applicable Treasury Rate Interest Determination Date as the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Pricing Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the Bond Equivalent Yield of the auction rates for the related Interest Determination Date and for such Treasury Bills as announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Treasury Rate Interest Determination Date.  In the event that the auction rate of Treasury Bills having the Index Maturity specified in the applicable Pricing Supplement is not so announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related Treasury Rate Interest Determination Date, or if no Auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having such Index Maturity, as published in H.15(519) under the caption “US Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related Interest Determination Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “US Government Securities/Treasury Bills/Secondary Market.”  If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement; provided, however, that if fewer than the three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

CMT Rate Notes

If the Base Rate is the CMT Rate, then such Floating Rate Note will be deemed a “CMT Rate Note” and will bear interest at a Base Rate equal to the CMT Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, with respect to any Interest Determination Date relating to a CMT Rate Note (a “CMT Rate Interest Determination Date”):

(i)            if “Reuters Page FRBCMT” is the Designated CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as set forth in H.15(519) under the caption “Treasury Constant Maturities”, as such yield is displayed on Reuters on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT Rate Interest Determination Date.  If such rate does not appear on Reuters Page FRBCMT by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT

Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above and for such CMT Rate Interest Determination Date as published in H.15(519) under the caption “Treasury Constant Maturities”.  If such rate does not appear in H.15(519) by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).  If neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified above for such CMT Rate Interest Determination Date by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Calculation Agent (after consultation with the Company) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be determined as provided in the second succeeding paragraph; or

(ii)           if “Reuters Page FEDCMT” is the Designated CMT Reuters Page in the applicable Pricing Supplement, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable Pricing Supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable Pricing Supplement as published in H.15(519) opposite the caption “Treasury Constant Maturities”, as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.  If such rate does not appear on Reuters Page FEDCMT by 3:00 P.M., New York City time, on the related CMT Rate Interest

Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as applicable, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified above for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption “Treasury Constant Maturities”.  If such rate does not appear in H.15(519) by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519).  If neither the Board of Governors of the Federal Reserve System nor the United States Department of the Treasury publishes a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified above for such CMT Rate Interest Determination Date by 3:00 P.M., New York City time, on the related CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with the Company) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified above, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be determined as provided in the next succeeding paragraph.

If fewer than five but more than two secondary market bid prices are provided as requested in either of the preceding clauses (i) and (ii), the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated.  If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the Calculation Agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent (after consultation with the Company) (from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity longer than the Index Maturity specified above, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.  If fewer than five but more than two prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.  If two United States Treasury securities with an original maturity greater than the Index Maturity specified above have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

Constant Maturity Swap Rate Notes

If the Base Rate is the Constant Maturity Swap Rate, then such Floating Rate Note will be deemed a “Constant Maturity Swap Rate Note” and will bear interest at a Base Rate equal to the Constant Maturity Swap Rate (“CMS”) as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.  Unless otherwise specified in the applicable Pricing Supplement, Constant Maturity Swap Rate means:

(i)            with respect to each Interest Determination Date, the mid-market U.S. dollar fixed rate for a floating rate interest rate swap transaction with a term equal to the Index Maturity, as it appears on the Reuters Page designated as ISDAFIX1, under the caption “USD 11am Fix” on such Interest Determination Date; or

(ii)           if, as of such Interest Determination Date, the above rate does not appear, such page is not available or, if in the reasonable opinion of the Calculation Agent, the method of calculating such rate has been changed in a material way, the Calculation Agent after consultation with the Company will request the principal New York City office of five leading dealers (which may include the Calculation Agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the Notes and their affiliates) to provide quotations for such rate using the mid-market rate at approximately 11:00 A.M., New York City time, on such date.  If five quotations are provided, CMS will be the arithmetic mean of the three quotations remaining after eliminating the highest (or, in the event of equality, one of the highest) and lowest (or, in the event of equality, one of the lowest) quotations; or

(iii)          if at least three, but fewer than five, quotations are provided, CMS will be the arithmetic mean of the quotations obtained; or

(iv)          if fewer than three quotations are provided, CMS will be the CMS in effect on the particular Interest Determination Date; provided that if no CMS is then in effect, the interest rate commencing on the next Interest Reset Date will be the initial interest rate.

CPI Adjustment Rate Notes

If the Base Rate is the CPI Adjustment Rate, then such Floating Rate Note will be deemed a “CPI Adjustment Rate Note” and will bear interest at a Base Rate equal to the CPI Adjustment Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.  The CPI Adjustment Rate will be based on the percentage change in the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers (“CPI”) published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) and will be calculated as described below, unless otherwise specified in the applicable Pricing Supplement.  The CPI Adjustment Rate may be a positive or negative rate in any interest payment period.

Calculation of the CPI Adjustment Rate:

Unless otherwise specified in the applicable Pricing Supplement, the CPI Adjustment Rate is determined as of each Interest Determination Date using the following formula:

(CPIt-CPIt-12)/CPIt-12 where:

CPIt is the Current Index Level of CPI, as published on Bloomberg CPURNSA; and

CPIt-12 is the Index Level of CPI for the month 12 months prior to the CPIt.

Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation on CPI Adjustment Rate Notes are rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upwards.

The CPI:

CPIt for each Interest Payment Date is the CPI for the second calendar month prior to the applicable Interest Determination Date, as published and reported in the calendar month immediately prior to such Interest Determination Date.

Calculation of Interest Rate on CPI Adjustment Rate Notes:

Unless otherwise specified in the applicable Pricing Supplement, the CPI Adjustment Rate determined on an Interest Determination Date will be used to calculate the interest rate effective on the next Interest Reset Date.  For all periods on and after the initial Interest Reset Date, the interest rate is equal to the CPI Adjustment Rate as adjusted by the Spread or Spread Multiplier, if any.  The Spread and/or the Spread Multiplier shall be set forth in the applicable Pricing Supplement.  The resulting interest rate is credited under such CPI Adjustment Rate Notes, unless a higher Minimum Rate or a lower Maximum Rate is also specified in the applicable Pricing Supplement.  The Spread Multiplier may be less than 100%.  The Spread can be negative.

Determination of the CPI:

If the CPI is not reported on Bloomberg CPURNSA for a particular month by 3:00 PM on an Interest Determination Date, but has otherwise been published by the BLS, the Calculation Agent will determine the CPI as published by the BLS for such month using such other source as on its face, and after consultation with the Company, appears to accurately set forth the CPI as published by the BLS.

If the CPI has not been discontinued but has not been reported on Bloomberg CPURNSA or published by BLS for a particular month by 3:00 PM on an Interest Determination Date, CPI for such date shall be the CPI for the immediately preceding Interest Determination Date.

If, while CPI Adjustment Rate Notes are outstanding, the CPI is discontinued or, if in the opinion of the BLS, as evidenced by a public release, and if concurred with by the Company, substantially altered, the applicable substitute index for the CPI Adjustment Rate Notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997).  If no such securities are outstanding, the substitute index for the CPI Adjustment Rate Notes will be determined by the Calculation Agent in consultation with the Company in accordance with general market practice at the time, provided that the procedure for determining the resulting interest rate is administratively acceptable to the Calculation Agent.

In calculating CPIt and CPIt-12 the Calculation Agent will use the most recently available value of the Current Index Level of the CPI for any month, determined as described above on the applicable Interest Determination Date, even if such value has been adjusted from a prior reported value for the relevant month.  However, if a value of CPIt and CPIt-12 used by the Calculation Agent on any Interest Determination Date to determine the interest rate on the CPI Adjustment Rate Notes (“Initial CPI”) is subsequently revised by the BLS, the Calculation Agent will continue to use the Initial CPI, and the interest rate determined will not be revised.  If the CPI is rebased to a different year or period, the base reference period for the CPI Adjustment Rate Notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

CD Rate Notes

If the Base Rate is the CD Rate, then such Floating Rate Note will be deemed a “CD Rate Note” and will bear interest at a Base Rate equal to the CD Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the CD Rate will be determined on each Interest Determination Date for a CD Rate Note (a “CD Rate Interest Determination Date”) and will be the rate on such CD Rate Interest Determination Date for negotiable U.S. Dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in H.15(519), under the heading “CDs (Secondary Market)”, or, if such rate is not so published by 3:00 P.M., New York City time, on the related Interest Determination Date, the CD Rate will be the rate on such CD Rate Interest Determination Date for negotiable U.S. Dollar certificates of deposit having the Index Maturity specified in the applicable Pricing Supplement as published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market)”.  If none of such rates is published by 3:00 P.M., New York City time, on such Interest Determination Date, then the CD Rate with respect to such CD Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable U.S. Dollar certificates of deposit of major United States money center banks for negotiable U.S. Dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if fewer than the three dealers so selected by the Calculation Agent are quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

Federal Funds Rate Notes

If the Base Rate is the Federal Funds Rate, then such Floating Rate Note will be deemed a “Federal Funds Rate Note” and will bear interest at a Base Rate equal to the Federal Funds Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Federal Funds Rate for any Interest Determination Date for a Federal Funds Rate Note (a “Federal Funds Rate Interest Determination Date”) will be the rate for U.S. Dollar federal funds as published in H.15(519) under the heading “Federal Funds (effective)”, as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page that may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT” for the Business Day immediately preceding such Federal Funds Rate Interest Determination Date or, if not displayed by 3:00 P.M., New York City time, on such Federal Funds Rate Interest Determination Date, the Federal Funds Rate will be the rate for the Business Day immediately preceding such Federal Funds Rate Interest Determination Date for U.S. Dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”.  If the Federal Funds Rate for the Business Day immediately preceding such Federal Funds Rate Determination Date does not appear on Reuters Page FEDFUNDS1 or is not published in H.15 (519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the Business Day immediately preceding such Federal Funds Rate Interest Determination Date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar federal funds arranged by each of three leading dealers in federal funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Company), as of 9:00 A.M., New York City time, for the Business Day immediately preceding such Federal Funds Rate Interest Determination Date; provided, however, that if fewer than the three dealers selected as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate determined for such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on the immediately preceding Federal Funds Rate Interest Determination Date.

Eleventh District Cost of Funds Rate Notes

If the Base Rate is the Eleventh District Cost of Funds Rate, then such Floating Rate Note will be deemed an “Eleventh District Cost of Funds Rate Note” and will bear interest at a Base Rate equal to the Eleventh District Cost of Funds Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.  The Eleventh District Cost of Funds Rate will be determined in the following manner:

The Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an “Eleventh District Cost of Funds Rate Interest Determination Date”) as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption “11th Dist COFI:” on the display on Reuters on page COFI/ARMS (or any other page as may replace such page on such service) (“Reuters Page COFI/ARMS”) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date.  If such rate does not appear on Reuters Page COFI/ARMS on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date.  If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

Australian Bank Bill Rate Notes

If the Base Rate is the Australian Bank Bill Rate, then such Floating Rate Note will be deemed an “Australian Bank Bill Rate Note” and will bear interest at a Base Rate equal to the Australian BBSW Rate as adjusted by the Spread or Spread Multiplier, if any, specified in the applicable Pricing Supplement.

Unless otherwise specified in the applicable Pricing Supplement, the Australian Bank Bill Rate will be the rate quoted on Reuters Page BBSW on the relevant Interest Determination Date.  If the Australian Bank Bill Rate cannot be determined in this manner, the following procedures will apply.

If the rate does not appear on Reuters Page BBSW at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date, unless the calculation is made earlier and the rate is available from that source at that time, then the Australian Bank Bill Rate for that Interest Determination Date will be determined by the Calculation Agent by taking the mean buying and selling rates for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on Reuters Page BBSW) having a tenor of the Index Maturity specified in the applicable Pricing Supplement, quoted at approximately 10:15 A.M., Sydney time, on the relevant Interest Determination Date by five major financial institutions in the Australian market authorized to quote on Reuters Page BBSW selected by the Calculation Agent (after consultation with the Company) on application by the Calculation Agent, eliminating the highest and the lowest quoted rates and taking the arithmetic mean of the remaining quoted rates and then, if necessary, rounding the resulting figure upwards to four decimal places.

If fewer than the five financial institutions so selected by the Calculation Agent are quoting as described above, the Australian Bank Bill Rate in effect for the new interest period will be the Australian Bank Bill Rate in effect for the prior interest period.  If the Initial Base Rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Certain Defined Terms

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where “D” means the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” means 365 or 366, as the case may be, and “M” means the actual number of days in the applicable Interest Reset Period.

“Designated CMT Reuters Page” means the Reuters Page specified in the applicable Pricing Supplement that displays “Treasury Constant Maturities” as reported in H.15(519).  If no Reuters Page is so specified, then the applicable page will be Reuters Page FEDCMT.  If Reuters Page FEDCMT applies but the applicable Pricing Supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Designated LIBOR Currency” means the currency specified in the applicable Pricing Supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable Pricing Supplement, U.S. Dollars.

“Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency or such other page as may be specified in the applicable Pricing Supplement.

“euro business day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.

“FHLB of San Francisco” means the Federal Home Loan Bank of San Francisco.

“H.15(519)” means the weekly statistical release entitled “Statistical Release H.15(519), Selected Interest Rates”, or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519) available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/, or any successor site or publication.

“Index Maturity” means, with respect to a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable Pricing Supplement.

“Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

where “D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” means the actual number of days in the relevant Interest Reset Period.

“Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in such Floating Rate Note or the applicable Pricing Supplement, or any replacement page or pages on that service.

“Reuters Page BBSW” means the display on the Reuters Page designated as “BBSW” or any replacement page or pages on which quotations for Australian bank accepted bills of exchange are displayed.

“Reuters Page US PRIME 1” means the display on the Reuters Page designated as “US PRIME 1” (or any replacement page or pages on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

If, when the terms Designated CMT Reuters Page, Designated LIBOR Page, H.15 Daily Update or Reuters Page BBSW are used, it refers to a particular heading or headings on any of those pages, these references include any successor or replacement heading or headings as determined by the Calculation Agent.

Indexed Notes

If the applicable Pricing Supplement specifies such Note as an Indexed Note, the principal amount payable at the Maturity Date and/or the amount of interest payable on an Interest Payment Date will be determined by reference to one or more securities, one or more currencies, one or more commodities, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance and/or indices or baskets of any of the aforementioned items as specified in the applicable Pricing Supplement.  Further information concerning additional terms and provisions of Indexed Notes will be specified in the applicable Pricing Supplement.

Amortizing Notes

If the applicable Pricing Supplement specifies such Floating Rate Note as an Amortizing Note (an “Amortizing Note”), then the amount of principal of and interest payable on such Floating Rate Note will be paid in installments over the term hereof.  Unless otherwise specified in the applicable Pricing Supplement, interest on an Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months.  Payment with respect to an Amortizing Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof.  Further information concerning additional terms and provisions of Amortizing Notes will be specified in the applicable Pricing Supplement, including a table setting forth repayment information.

As provided in the Indenture, Notes represented by this Global Master Note shall not be exchangeable for definitive Notes unless (i) such Clearing System notifies the Company that it is unwilling or unable to continue as Depositary or the Company becomes aware that the Clearing System has ceased to be a clearing agency registered under the Securities Exchange Act and in any such case the Company fails to appoint a successor depositary within ninety (90) days after receipt of such notice or after it becomes aware of such cessation, (ii) the Company shall have decided in its sole discretion and subject to the procedures of the Depositary that the Notes should no longer be evidenced solely by one or more Global Notes, or (iii) an Event of Default has occurred with regard to the Notes and has not been cured or waived and the Depositary requires the issuance of definitive Notes (subject to certain conditions and limitations set forth in the Indenture).

4.  Redemption at the Company’s Option

Unless otherwise specified in the applicable Pricing Supplement, the provisions set forth under Section 2.04, “Redemption” of the Indenture are applicable to the relevant Notes.

5.  Redemption for Taxation Reasons

Unless otherwise specified in the applicable Pricing Supplement, the provisions set forth under Section 2.05, “Redemption for Taxation” of the Indenture are applicable to the relevant Notes.

6.  Survivor’s Option

If specified in the applicable Pricing Supplement, the provisions set forth in the Survivor’s Option rider are applicable to the relevant Notes.

7.  Transfer and Exchange

Unless otherwise specified in the applicable Pricing Supplement, the provisions set forth under Section 2.10, “Transfer” of the Indenture are applicable to the relevant Notes.

8.  Defeasance

The Indenture contains provisions for defeasance at any time of the indebtedness related to a Series of Notes or certain covenants contained in the Indenture related to a Series of Notes upon compliance by the Company with certain conditions set forth therein.

9.  Remedies

Unless otherwise specified in the applicable Pricing Supplement, the provisions set forth under Article 6, “Defaults and Remedies” of the Indenture are applicable to the relevant Notes.

If an Event of Default (as defined in the Indenture) with respect to these Notes shall occur and be continuing, the principal of these Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

10.  Modification and Waiver

The Indenture contains provisions permitting the Company, with certain exceptions therein provided, to modify or amend the Indenture and the Notes of any series without the approval of the Holders of the Notes affected thereby for any purpose that is consistent with the Notes of any series affected thereby and not materially adverse to the interests of any Holder of the Notes of any such series.  The Indenture also contains provisions prohibiting certain changes to the Indenture and the Notes without the written consent or affirmative vote or approval of each Holder of the Notes affected thereby.  Further, the Indenture also contains provisions permitting the Company to make any other change to the Indenture or the Notes, with the consent of Holders of a specified percentage of the aggregate principal amount of the Notes affected thereby.

11.  Interest

All percentages resulting from any calculation relating to a Fixed Rate Note or a Floating Rate Note, except in the case of a CPI Adjustment Rate Note, will be rounded upward or downward, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths or more of a percentage point rounded upward, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655).  All amounts used in or resulting from any calculation relating to a Fixed Rate Note or a Floating Rate Note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. Dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. Dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

12.  Payment of Additional Amounts

Unless otherwise specified in the applicable Pricing Supplement, the provisions set forth under Section 3.13 “Withholding Tax and Payment of Additional Amounts” of the Indenture are applicable to the Notes.

13.  Governing Law

This Note shall be governed by, and shall be construed in accordance with, the laws of the state of New York without reference to the state of New York principles regarding conflict of laws.

SURVIVOR’S OPTION RIDER

(a)           Unless this Note, on its face, has been declared due and payable prior to the Maturity Date by reason of any Event of Default under the Indenture, or has been previously redeemed or otherwise repaid, the authorized Representative (as defined below) of a deceased Beneficial Owner (as defined below) of this Note shall have the option to elect repayment by the Company in whole or in part prior to the Maturity Date following the death of the Beneficial Owner (a “Survivor’s Option”).  The Survivor’s Option may not be exercised until 12 full months following the Issuance Date with respect to such Note.  “Beneficial Owner” as used in this Survivor’s Option Rider means, with respect to this Note, the person who has the right, immediately prior to such person’s death, to receive the proceeds from the disposition of this Note, as well as the right to receive payments on this Note.

(b)           Upon the valid exercise of the Survivor’s Option and the proper tender of this Note by or on behalf of a person that has authority to act on behalf of the deceased Beneficial Owner of this Note under the laws of the appropriate jurisdiction (including, without limitation, the personal representative or executor of the deceased Beneficial Owner or the surviving joint owner of the deceased Beneficial Owner) (the “Representative”) the Company shall repay this Note (or portion thereof) at a price equal to 100% of the unpaid Principal Amount of the deceased Beneficial Owner’s beneficial interest in this Note plus accrued and unpaid interest to, but excluding, the date of such repayment.  However, the Company shall not be obligated to repay:

(i)            beneficial ownership interests in Notes exceeding the greater of $2,000,000 or 2% in aggregate principal amount for all Outstanding Notes to which the Survivor’s Option applies as of the end of the most recent calendar year (the “Annual Put Limitation”) or such greater amounts as set forth in the Pricing Supplement;

(ii)           on behalf of any individual deceased Beneficial Owner, any beneficial ownership interest in Notes that exceeds $250,000 in aggregate in any calendar year (the “Individual Put Limitation”), or such greater amount as set forth in the Pricing Supplement; or

(iii)          beneficial ownership interests in Notes of a series exceeding the Series Put Limitation, if any, specified in the Pricing Supplement (the “Series Put Limitation”).

(c)           The Company shall not make principal repayments pursuant to exercise of the Survivor’s Option in amounts that are less than the Authorized Denomination, and, in the event that the limitations described in the preceding sentence would result in the partial repayment of this Note, the Principal Amount remaining Outstanding after repayment must be at least the minimum authorized denomination of the Notes.

(d)           An otherwise valid election to exercise the Survivor’s Option may not be withdrawn.

(e)           Election to exercise the Survivor’s Option will be accepted in the order that elections are received by the Indenture Trustee, except for any Notes (or portion thereof) the acceptance of which would contravene (1) the Annual Put Limitation, (2) the Individual Put Limitation or (3) the Series Put Limitation.  The Company may in its sole discretion accept Notes tendered for repayment pursuant to the Survivor’s Option in excess of the Annual Put Limitation, the Individual Put Limitation and the Series Put Limitation.  Any Note (or portion thereof) accepted for repayment pursuant to exercise of the Survivor’s Option shall be repaid on the first Interest Payment Date that occurs 20 or more calendar days after the date of such acceptance.  Any exercise(s) of the Survivor’s Option with respect to Notes (or portions thereof) not accepted during any calendar year, because such acceptance would have contravened the Annual Put Limitation, the Individual Put Limitation or the Series Put Limitation, shall be deemed to be tendered on the first day of the following calendar year in the order in which all such Notes (or portions thereof) were originally tendered.  In the event that this Note (or any portion hereof) tendered for repayment pursuant to valid exercise of the Survivor’s Option is not accepted or if repayment is to be delayed, the Indenture Trustee shall deliver a notice by first-class mail to the presenting direct participant that states the reason such Note (or portion thereof) has not been accepted for payment or why repayment is to be delayed.

(f)            In order to obtain repayment through exercise of the Survivor’s Option with respect to this Note (or portion hereof), the Representative must provide the following items to the broker or other entity through which the beneficial interest in this Note is held by the deceased Beneficial Owner: (1) a written instruction to such broker or other entity to notify the Depositary of the Representative’s desire to obtain repayment through the exercise of the Survivor’s Option; (2) appropriate evidence satisfactory to the Indenture Trustee and the Company that (i) the deceased was the Beneficial Owner of this Note at the time of death, which evidence may be in the form of a letter from the Representative, (ii) the death of such Beneficial Owner has occurred, and the date of such death, and (iii) the Representative has authority to act on behalf of the deceased Beneficial Owner; (3) if the interest in this Note is held by a nominee of the deceased Beneficial Owner, a certificate or letter satisfactory to the Indenture Trustee and the Company from such nominee attesting to the deceased’s beneficial ownership of this Note; (4) a written request for repayment signed by the Representative, with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States; (5) if applicable, a properly executed assignment or endorsement; (6) tax waivers and such other instruments or documents that the Indenture Trustee and the Company reasonably require in order to establish the validity of the beneficial ownership of this Note and the claimant’s entitlement to payment; and (7) any additional information the Indenture Trustee and the

Company reasonably require to evidence satisfaction of any conditions to the exercise of such Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of this Note.  Such broker or other entity shall then deliver each of these items to the direct participant of the Depositary, such direct participant being the entity that holds the beneficial interest in this Note on behalf of the deceased Beneficial Owner, together with evidence satisfactory to the Indenture Trustee and the Company from the broker or other entity stating that it represents the deceased Beneficial Owner.  Such direct participant shall then execute an election form in the form attached hereto as Annex A and deliver the originals of such items to the Indenture Trustee and retain photocopies thereof.  If the Indenture Trustee and the Company determine that the requisite documentation and information has been received and all other conditions described in this Note and in the applicable Pricing Supplement are satisfied, the Company shall make payment of the applicable amount to the direct participant through the Depositary.  Such direct participant shall be responsible for disbursing any payments it receives from the Depositary pursuant to exercise of the Survivor’s Option to the appropriate Representative.  All questions, other than with respect to the right to limit the aggregate Principal Amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year, regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties.

(g)           The death of a person holding a beneficial interest in this Note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased owner’s spouse, will be deemed the death of the Beneficial Owner of this Note, and the entire Principal Amount of this Note so held shall be subject to repayment by the Company upon request in accordance with the terms and provisions hereof.  However, the death of a person holding a beneficial interest in this Note as tenant in common with a person other than such deceased owner’s spouse will be deemed the death of a Beneficial Owner only with respect to such deceased person’s ownership interest in this Note.

(h)           The death of a person who was a lifetime beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note to the extent of that person’s interest in the trust.  The death of a person who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note.  The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust holding a beneficial interest in this Note will be treated as the death of the Beneficial Owner of this Note only with respect to the deceased person’s beneficial interest in this Note, unless a husband and wife are the tenants in common, in which case the death of either will be treated as the death of the owner of this Note.

(i)            The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in this Note will be deemed the death of the Beneficial Owner of this Note for purposes of the Survivor’s Option, regardless of whether that Beneficial Owner was the registered Holder of this Note, if such beneficial ownership interest can be established to the satisfaction of the Indenture Trustee and the Company.  A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, such as ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife and lifetime custodial and trust arrangements.

ANNEX B

REPAYMENT ELECTION FORM

WESTPAC BANKING CORPORATION

WESTPAC RETAIL MEDIUM-TERM NOTES PROGRAM

CUSIP NUMBER

To:  Westpac Banking Corporation (“Westpac”)

The undersigned financial institution (the “Financial Institution”) represents the following:

•                  The Financial Institution has received a request for repayment from the executor or other authorized representative (the “Authorized Representative”) of the deceased beneficial owner listed below (the “Deceased Beneficial Owner”) of the Westpac Retail Medium-Term Notes program note (CUSIP No.                         ) (the “Notes”).

•                  At the time of his or her death, the Deceased Beneficial Owner owned Notes in the principal amount listed below.

•                  The Financial Institution currently holds such Notes as a direct or indirect participant in The Depository Trust Company (the “Depositary”).

The Financial Institution agrees to the following terms:

•                  The Financial Institution shall follow the instructions (the “Instructions”) accompanying this Repayment Election Form (this “Form”).

•                  The Financial Institution shall deliver to Wells Fargo Bank, National Association, 45 Broadway, 14th Floor, New York, New York  10006 Attention: Corporate Trust Services — Administrator for Westpac Banking Corporation (the “Indenture Trustee”) the originals of all records specified in the Instructions supporting the above representations and all other related documents received from the relevant broker or other entity, and shall retain photocopies thereof and shall make such photocopies available to Westpac for inspection and review within five business days of Westpac’s request.

•                  If the Financial Institution, the Indenture Trustee or Westpac, in any such party’s reasonable discretion, deems any of the records specified in the Instructions supporting the above representations or any such other related documents unsatisfactory to substantiate a claim for repayment, the Financial

Institution shall not be obligated to submit this Form, and the Indenture Trustee, or Westpac may deny repayment.  If the Financial Institution cannot substantiate a claim for repayment, it shall notify the Indenture Trustee immediately.

•                  Survivor’s Option Elections may not be withdrawn.

•                  The Financial Institution agrees to indemnify and hold harmless the Indenture Trustee and Westpac against and from any and all claims, liabilities, costs, losses, expenses, suits and damages resulting from the Financial Institution’s above representations and request for repayment on behalf of the Authorized Representative.

•                  The Notes will be repaid on the first Interest Payment Date to occur at least 20 calendar days after the date of acceptance of the Notes for repayment, unless such date is not a business day, in which case the date of repayment shall be the next succeeding business day.

•                  Westpac shall have the right to limit the aggregate principal amount of Notes as to which exercises of the Survivor’s Option shall be accepted in any one calendar year and all questions as to the eligibility or validity of any exercise of the Survivor’s Option will be determined by Westpac, in its sole discretion, which determination shall be final and binding on all parties.

REPAYMENT ELECTION FORM

(1)
Name of Deceased Beneficial Owner
(2)
Date of Death
(3)
Name of Authorized Representative Requesting Repayment
(4)
Name of Financial Institution Requesting Repayment
(5)
Signature of Authorized Representative of Financial Institution Requesting Repayment
(6)
Principal Amount of Requested Repayment
(7)
Date of Election

(8)	Financial Institution
Representative Name:
Phone Number:
Fax Number:
Mailing Address (no P.O. Boxes):

(9)	Wire instructions for payment:
Bank Name:
ABA Number:
Account Name:
Account Number:
Reference (optional):

TO BE COMPLETED BY THE INDENTURE TRUSTEE:

(A) DELIVERY AND PAYMENT DATE:

(B) PRINCIPAL AMOUNT:

(C) ACCRUED INTEREST:

(D) DATE OF RECEIPT OF FORM BY THE INDENTURE TRUSTEE:

(E) DATE OF ACKNOWLEDGMENT BY THE INDENTURE TRUSTEE*

*              An acknowledgement, in the form of a copy of this document, will be returned to the party and location designated in item (8) above.

INSTRUCTIONS FOR COMPLETING REPAYMENT ELECTION FORM AND EXERCISING REPAYMENT OPTION

Capitalized terms used and not defined herein have the meanings defined in the accompanying Repayment Election Form.

1.                                       Collect and retain for a period of at least three years photocopies of the following:  (1) satisfactory evidence of the authority of the Authorized Representative, (2) satisfactory evidence of death of the Deceased Beneficial Owner, (3) satisfactory evidence that the Deceased Beneficial Owner beneficially owned, at the time of his or her death, the notes being submitted for repayment, which evidence may be in the form of a letter from the Representative, and (4) any necessary tax waivers.  For purposes of determining whether the notes will be deemed beneficially owned by an individual at any given time, the following rules shall apply:

•                  If a note (or a portion thereof) is beneficially owned by tenants by the entirety or joint tenants, the note (or relevant portion thereof) will be regarded as beneficially owned by a single owner.  Accordingly, the death of a tenant by the entirety or joint tenant will be deemed the death of the beneficial owner and the entire principal amount so owned will become eligible for repayment.

•                  The death of a person beneficially owning a note (or a portion thereof) by tenancy in common will be deemed the death of the beneficial owner only with respect to the deceased owner’s interest in the note (or relevant portion thereof) so owned, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficial owner and the entire principal amount so owned will be eligible for repayment.

•                  A note (or a portion thereof) beneficially owned by a trust will be regarded as beneficially owned by each beneficiary of the trust to the extent of that beneficiary’s interest in the trust (however, a trust’s beneficiaries collectively cannot be beneficial owners of more notes than are owned by the trust).  The death of a beneficiary of a trust will be deemed the death of the beneficial owner of the notes (or relevant portion thereof) beneficially owned by the trust to the extent of that beneficiary’s interest in the trust.  The death of an individual who was a tenant by the entirety or joint tenant in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust.  The death of an individual who was a tenant in common in a tenancy which is the beneficiary of a trust will be deemed the death of the beneficiary of the trust only with respect to the deceased Holder’s beneficial interest in the note, unless a husband and wife are the tenants in common, in which case the death of either will be deemed the death of the beneficiary of the trust.

•                  The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial interest in a note (or a portion thereof) will be deemed the death of the beneficial owner of that note (or relevant portion thereof), regardless of the registration of ownership, if such beneficial interest can be established to the satisfaction of the Indenture Trustee and Westpac.  Such beneficial interest will exist in many cases of street name or nominee ownership, custodial arrangements, ownership by a trustee, ownership under the Uniform Transfers of Gifts to Minors Act and community property or other joint ownership arrangements between spouses.  Beneficial interest will be evidenced by such factors as the power to sell or otherwise dispose of a note, the right to receive the proceeds of sale or disposition and the right to receive interest and principal payments on a note.

2.                                       Indicate the name of the Deceased Beneficial Owner on line (1).

3.                                       Indicate the date of death of the Deceased Beneficial Owner on line (2).

4.                                       Indicate the name of the Authorized Representative requesting repayment on line (3).

5.                                       Indicate the name of the Financial Institution requesting repayment on line (4).

6.                                       Affix the authorized signature of the Financial Institution’s representative on line (5).  THE SIGNATURE MUST BE MEDALLION SIGNATURE GUARANTEED.

7.                                       Indicate the principal amount of notes to be repaid on line (6).

8.                                       Indicate the date this Form was completed on line (7).

9.                                       Indicate the name, mailing address (no P.O.  boxes, please), telephone number and facsimile-transmission number of the party to whom the acknowledgment of this election may be sent in item (8).

10.                                 Indicate the wire instruction for payment on line (9).

11.                                 Leave lines (A), (B), (C), (D) and (E) blank.

12.                                 Mail or otherwise deliver an original copy of the completed Form to:

BY REGISTERED MAIL	BY COURIER OR OVERNIGHT DELIVERY
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association
45 Broadway, 14th Floor	45 Broadway, 14th Floor
New York, New York 10006	New York, New York 10006
Attention: Corporate Trust Services — Administrator for Westpac Banking Corporation	Attention: Corporate Trust Services — Administrator for Westpac Banking Corporation

13.                                 FACSIMILE TRANSMISSIONS OF THE REPAYMENT ELECTION FORM WILL NOT BE ACCEPTED.

14.                                 If the acknowledgement of the Indenture Trustee’s receipt of this Form is not received within ten days of the date such information is sent to 45 Broadway 14th Floor, NY, NY 10006, Attention: Corporate Trust Services — Administrator for Westpac Banking Corporation

15.                                 For assistance with this Form or any questions relating thereto, please contact Wells Fargo Bank, National Association, Corporate Trust Services — Administrator for Westpac Banking Corporation, telephone number: 212-515-5260.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN	Custodian
ACT –
	(Cust)	(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:	NOTICE: The signature to this assignment must correspond
with the name of the Holder as written upon the face of the
Signature Guaranteed	attached Note in every particular without alteration or
enlargement or any other change whatsoever.
NOTICE: Signature must be guaranteed.

2

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

3

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

4

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

5

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

6

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

7

SCHEDULE A

Pricing Supplement No.	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee Notation

8

EXHIBIT B

FORM OF INCUMBENCY CERTIFICATE

The undersigned,                         , being the                          of                          (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of,                                               , as Trustee (the “Trustee”) under the Indenture dated as of                        , 20    , by and between the Company and the Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the          day of                 , 20    .

Name:
Title: